                 PROXY STATEMENT PURSUANT TO SECTION 14A OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              SAFLINK CORPORATION
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
     (Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                              [LOGO OF SAFLINK]
                              SAFLINK CORPORATION
                             11911 N.E. 1st STREET
                                  SUITE B-304
                           BELLEVUE, WASHINGTON 98005

                                August 31, 2001

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of SAFLINK Corporation ("SAFLINK"), to be held at 10:00 a.m., local time, on Monday, September 24, 2001, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004.

   Business scheduled to be considered at the meeting includes:

  . the election of four directors;

  . approval of the SAFLINK Corporation 2000 Stock Incentive Plan, as amended;

  . approval of the Financing (as defined herein);

  . approval of a proposal to amend SAFLINK's Certificate of Incorporation to effect a reverse stock split of SAFLINK's outstanding common stock;

  . approval of the Jotter Note Conversion (as defined herein);

  . approval of an amendment to the Certificate of Designation for the Series
    E Preferred Stock, as described herein;

  . ratification of KPMG LLP as SAFLINK's independent auditors for the fiscal year ending December 31, 2001; and

  . the transaction of such other business as may properly come before the meeting.

   SAFLINK's board of directors recommends that you vote "FOR" the election of the four nominees of the board of directors as directors, "FOR" approval of the SAFLINK Corporation 2000 Stock Incentive Plan, "FOR" approval of the Financing, "FOR" approval of the amendment to SAFLINK's Certificate of Incorporation to effect the reverse stock split, "FOR" approval of the Jotter Note Conversion, "FOR" approval of an amendment to the Certificate of Designation for the Series E Preferred Stock, and "FOR" ratification of KPMG LLP as SAFLINK's independent auditors for the fiscal year ending December 31, 2001.

   Additional information concerning these matters is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is SAFLINK's 2000 Annual Report on Form 10-K, as amended, which contains information concerning SAFLINK's 2000 fiscal year.

   Please complete, sign and return the enclosed proxy card as soon as possible. SAFLINK's board of directors urges that all stockholders exercise their right to vote at the meeting personally or by proxy.

                                          Sincerely,

                                          /s/ Glenn L. Argenbright
                                          Glenn L. Argenbright
                                          Chairman of the Board,
                                          Interim Chief Executive Officer and
                                          Interim President

                               [LOGO OF SAFLINK]
                              SAFLINK CORPORATION
                             11911 N.E. 1st STREET
                                  SUITE B-304
                          BELLEVUE, WASHINGTON 98005

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 24, 2001

                                ---------------

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SAFLINK Corporation, a Delaware corporation ("SAFLINK"), will be held at 10:00 a.m., local time, on Monday, September 24, 2001, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004 for the following purposes:

     1. To elect four directors to serve for a term of one year or until their successors have been duly elected;

     2. To approve the SAFLINK Corporation 2000 Stock Incentive Plan, as amended;

     3. To approve the issuance of common stock representing 20% or more of SAFLINK's outstanding shares of common stock upon conversion of the Series E Preferred Stock and the exercise of the Series A Warrants and Series B Warrants issued in SAFLINK's recent financing (the "Financing"), and upon exercise of the Warrants issued to the placement agent in the Financing;

     4. To approve an amendment to SAFLINK's Certificate of Incorporation to effect a reverse stock split of SAFLINK'S outstanding common stock of at least seven-to-one but no more than ten-to-one as determined in SAFLINK's sole discretion by its board of directors, on the terms described herein;

     5. To approve the conversion into shares of common stock of the $1.64 million remaining balance of the $1.7 million promissory note issued to Jotter Technologies, Inc. ("Jotter") as partial consideration in the asset purchase transaction between SAFLINK and Jotter (the "Jotter Note Conversion");

     6. To approve an amendment to the Certificate of Designation, Preferences and Rights for the Series E Preferred Stock (the "Amended Certificate of Designation");

     7. To ratify the appointment by the board of directors of KPMG LLP as SAFLINK's independent auditors for its fiscal year ending December 31, 2001; and

     8. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

   Pursuant to SAFLINK's Bylaws, the board of directors has fixed the close of business on August 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

   Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors

                                       /s/ Steven Oyer

                                       Steven M. Oyer
                                       Interim Chief Financial Officer

                                       /s/ Ann Alexander

                                       Ann M. Alexander
                                       Corporate Secretary
Bellevue, Washington
August 31, 2001

                               TABLE OF CONTENTS

SOLICITATION AND VOTING.....................................................   1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............   4
PROPOSAL 1. ELECTION OF DIRECTORS...........................................   6
Information Regarding Nominees..............................................   6
Section 16(a) Beneficial Ownership Compliance...............................   7
The Board and Its Committees................................................   8
Compensation of Directors...................................................   8
Executive Officers..........................................................   9
Certain Relationships and Related Transactions..............................  10
Executive Compensation......................................................  11
Summary Compensation Table..................................................  11
The 1992 Stock Incentive Plan...............................................  12
Option Grants in Fiscal Year 2000...........................................  12
Compensation Committee Interlocks and Insider Participation.................  13
Compensation Committee Report on Executive Compensation.....................  13
Severance Agreements........................................................  14
Performance Graph...........................................................  15
Cumulative Total Return.....................................................  16
PROPOSAL 2. APPROVAL OF SAFLINK 2000 STOCK INCENTIVE PLAN, AS AMENDED.......  17
Adoption of the SAFLINK 2000 Stock Incentive Plan, as Amended...............  17
Summary of SAFLINK 2000 Stock Incentive Plan, as Amended....................  17
Shares Authorized under the SAFLINK 2000 Stock Incentive Plan...............  17
Eligibility.................................................................  18
Administration..............................................................  18
Purchase Price..............................................................  18
Change of Control...........................................................  19
Non-Transferability.........................................................  19
Amendment, Suspension and Termination.......................................  19
Federal Income Tax Consequences.............................................  19
New Plan Benefits...........................................................  23
PROPOSAL 3. APPROVAL OF FINANCING...........................................  24
Background..................................................................  24
Summary of the Terms of the Financing.......................................  26
Factors Affecting Current Holders of SAFLINK's Common Stock.................  30
Stockholder Approval Requirement............................................  31
Reasons for Financing.......................................................  31
Principal Effects of Approval or Nonapproval................................  31
PROPOSAL 4. APPROVAL OF REVERSE STOCK SPLIT.................................  33
Reverse Stock Split Proposal................................................  33
Reasons For the Reverse Stock Split Proposal................................  33
Effect of the Reverse Stock Split Proposal..................................  34
Exchange of Stock Certificates; No Fractional Shares........................  35

Federal Income Tax Consequences.............................................  36
Principal Effects of Nonapproval............................................  36
PROPOSAL 5. APPROVAL OF JOTTER NOTE CONVERSION..............................  38
Background..................................................................  38
Summary of Terms of Jotter Note Conversion..................................  38
Factors Affecting Current Stockholders......................................  38
Stockholder Approval Requirement............................................  39
Reasons for Jotter Note Conversion..........................................  39
Principal Effects of Approval or Nonapproval................................  39
PROPOSAL 6. APPROVAL OF AMENDED CERTIFICATE OF DESIGNATION..................  40
Background..................................................................  40
Reasons for Amendment of the Certificate of Designation.....................  41
Conditions to Approval......................................................  42
Principal Effects of Nonapproval............................................  42
PROPOSAL 7. APPOINTMENT OF INDEPENDENT AUDITORS.............................  43
Audit Fees..................................................................  43
Financial Information Systems Design and Implementation Fee.................  43
All Other Fees..............................................................  43
AUDIT COMMITTEE REPORT......................................................  44
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.....................  45
DOCUMENTS INCORPORATED BY REFERENCE.........................................  45
STOCKHOLDER PROPOSALS.......................................................  45
OTHER BUSINESS..............................................................  46

 Exhibit A: Audit Committee Charter
 Exhibit B: SAFLINK 2000 Stock Incentive Plan, as amended
 Exhibit C: Certificate of Designation, Preferences and Rights for Series E
            Preferred Stock
 Exhibit D: Certificate of Amendment of Certificate of Incorporation
 Exhibit E: Amended Certificate of Designation, Preferences and Rights for
            Series E Preferred Stock
 Exhibit F: Proxy Card

                              SAFLINK CORPORATION
                             11911 N.E. 1st STREET
                                  SUITE B-304
                           BELLEVUE, WASHINGTON 98005

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Monday, September 24, 2001

                            SOLICITATION AND VOTING

   This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of SAFLINK Corporation, a Delaware corporation ("SAFLINK"), for use at SAFLINK's Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, September 24, 2001, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of SAFLINK's common stock, $.01 par value per share, at the close of business on August 23, 2001 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 31,516,708 shares of common stock were issued and outstanding.

   The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for matters to be voted on at the Annual Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. A proxy held by a nominee for a beneficial owner may be voted on some but not all matters. Where the nominee does not have discretionary voting power for a particular proposal and has not received voting instructions from the beneficial owner, the shares represented by the proxy held by the nominee will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld. Where a nominee does not vote on a proposal for these reasons, this is known as a "broker non-vote." In the event that there are not sufficient votes present either in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the solicitation of additional proxies.

   SAFLINK's Annual Report to Stockholders, including its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000 with certified financial statements, has either preceded or is now enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the stockholders on or about August 31, 2001.

   The voting requirements described below for Proposals 3 and 5 are prescribed by the rules of the National Association of Securities Dealers, Inc. ("NASD") governing the Nasdaq Stock Market. On August 8, 2001, SAFLINK was notified that it failed to comply with the minimum bid price and net tangible assets/stockholders' equity requirements of the Nasdaq SmallCap Market and that its common stock would be delisted from the Nasdaq SmallCap Market effective upon the open of the market on August 9, 2001. As of August 9, 2001, SAFLINK's common stock is traded in the non-Nasdaq over-the-counter market. Even though SAFLINK is no longer subject to the NASD rules, SAFLINK is contractually obligated under the terms of the Financing to obtain stockholder approval of Proposals 3 and 5 pursuant to the NASD's stockholder approval requirements. Except for Proposal 6, which requires the vote of both the holders of common stock and Series E Preferred Stock, only the holders of common stock are entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. Following are the voting requirements for approval of each of the proposals:

  . Proposal 1: SAFLINK's Bylaws provide that a plurality of the votes present in person or represented by proxy (also known as a "simple majority") at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors. A plurality or simple majority is a formula according to which the winning candidate or proposal is that which receives the most votes. Accordingly, abstentions and broker non-votes will not affect the outcome provided that a quorum is present.

  . Proposal 2: The vote required for approval of the SAFLINK Corporation
    2000 Stock Incentive Plan, as amended shall be a simple majority of the votes present in person or represented by proxy. Thus, abstentions and broker non-votes will not affect the outcome of the vote.

  . Proposal 3: The vote required for approval of the Financing shall be a majority of the votes cast of all of the issued and outstanding shares of common stock present in person or represented by proxy. Accordingly, abstentions and broker non-votes will not affect the outcome of the vote.

  . Proposal 4: The vote required for approval of the amendment to the Certificate of Incorporation to effect the reverse stock split shall be a majority of all the issued and outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will therefore have the same effect as a negative vote.

  . Proposal 5: The vote required for approval of the Jotter Note Conversion shall be a majority of all the votes cast of the issued and outstanding shares of common stock present in person or represented by proxy. Abstentions and broker non-votes will not affect the outcome of the vote.

  . Proposal 6: The vote required for approval of the Amended Certificate of Designation shall be a majority of all the issued and outstanding shares of common stock entitled to vote, in addition to two-thirds of the issued and outstanding shares of Series E Preferred Stock, voting separately as a class. Abstentions and broker non-votes will therefore have the same effect as a negative vote. Two-thirds of the holders of the Series E Preferred Stock have indicated that they will only vote in favor of Proposal 6 if the holders of SAFLINK's common stock vote to approve Proposals 3, 4 and 6.

  . Proposal 7: The vote required for ratification of the appointment of KPMG
    LLP as SAFLINK's independent auditors for its fiscal year ending December 31, 2001 shall be a plurality of the votes present in person or represented by proxy at the Annual Meeting. Thus, abstentions and broker non-votes will not affect the outcome of the vote provided a quorum is present.

   The vote of shares of common stock will be counted by representatives of SAFLINK's stock transfer agent, U.S. Stock Transfer Corporation, and/or another inspector of elections appointed by SAFLINK.

   Shares of common stock represented by properly executed proxy cards received by SAFLINK at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented "FOR" each of Proposals 1-7. As to any other business, which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their sole discretion.

   Any stockholder has the power to revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Corporate Secretary of SAFLINK, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

   The cost of preparing, assembling and mailing this proxy solicitation material and Notice of Annual Meeting will be paid by SAFLINK. Additional solicitation by mail, telephone, e-mail or by personal solicitation may be done by directors, officers and regular employees of SAFLINK for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of common stock as of the Record Date will be requested to forward proxy solicitation material to the beneficial owners of such shares, and will be reimbursed by SAFLINK for their reasonable expenses.

   Stockholders holding 54% of SAFLINK common stock have indicated their intent to vote in favor of Proposals 2 (Approval of the SAFLINK Corporation 2000 Stock Incentive Plan, as amended), 3 (Approval of the Financing) and 4 (Approval of the Reverse Stock Split). If so cast, their votes will ensure approval of such proposals. Holders of two-thirds of the Series E Preferred Stock have agreed to vote in favor of the Amended

Certificate of Designation if Proposals 3, 4 and 6 are approved by SAFLINK's common stockholders. If Proposals 3, 4 and 6 are not approved by the requisite vote of the holders of SAFLINK's common stock, the holders of the Series E Preferred Stock will not vote in favor of Proposal 6 and the Certificate of Designation for the Series E Preferred Stock will not be amended.

   Dissenters' rights of appraisal will not be available under Delaware law with respect to any of the proposals being submitted by the board to the stockholders at the Annual Meeting.

   Since the Reverse Stock Split described in Proposal 4 requires stockholder approval in order to be effective, none of the share numbers in this proxy statement (unless specifically indicated) give effect to the Reverse Stock Split.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of common stock as of the Record Date by (i) each person who is known by SAFLINK to own beneficially more than 5% of the outstanding common stock;
(ii) each of SAFLINK's directors; (iii) each person nominated to serve as a director of SAFLINK; (iv) each of the Named Executive Officers (as hereinafter defined) for fiscal year 2000; and (v) all Named Executive Officers and directors of SAFLINK as a group:

                                              Amount and Nature of     Percent
 Name and Address of Beneficial Owner         Beneficial Ownership     of Class
 ------------------------------------         --------------------     --------
 5% Stockholders:
 RMS Limited Partnership.....................      11,927,312(1)(6)      37.8
  50 West Liberty Street Suite 650 Reno, NV
  89501
 Jotter Technologies Inc.....................       5,100,000(7)         16.2
  1351528 Range Road 262 Spruce Grove,
  Alberta Canada T7Y 1C1
 Home Shopping Network, Inc. ................       2,600,532             8.3
  Clearwater, FL 34618
 Directors:
 Hector J. Alcalde...........................         110,000(2)           *
 Glenn L. Argenbright........................          20,000(2)(3)        *
 Frank M. Devine.............................         347,249(2)          1.1
 Robert J. Rosenblatt........................             -0-              *
 Robert M. Smibert...........................             -0-(8)           *
 Officers:
 Jeffrey P. Anthony..........................       1,093,334(2)(4)       3.5
 Walter G. Hamilton..........................         138,148(2)           *
 Gregory C. Jensen...........................          64,926(2)           *
 James W. Shepperd...........................         302,500(2)(5)       1.0
 Executive officers and directors
  as a group (7 persons).....................         680,323(2)(3)(9)    2.2

--------
(1) Excludes 59,500 shares of common stock owned by certain trusts of which Roy Speer's children and grandchildren are beneficiaries. Mr. Speer is the sole stockholder and a director of Crystal Diamond, Inc., the managing general partner of RMS. RMS and Mr. Speer disclaim beneficial ownership of these shares of common stock.
(2) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of August 23, 2001, as follows: Mr. Alcalde--110,000 shares; Mr. Anthony--1,093,334 shares; Mr. Argenbright--20,000; Mr. Devine--331,666 shares; Mr. Hamilton--138,148 shares; Mr. Jensen--64,926 shares; Mr. Shepperd--277,500 shares. Excludes 40,000, 63,629, and 48,185 shares issuable upon exercise of outstanding options which either have not vested or are not exercisable and which will not vest or which may not be exercisable within 60 days of August 23, 2001 in favor of Messrs. Argenbright, Hamilton and Jensen, respectively.
(3) Excludes 32,000 shares of common stock issuable upon conversion of the Series E Preferred Stock and 32,000 shares of common stock issuable upon exercise of Series A Warrants held by Mr. Argenbright. The conversion of the Series E Preferred Stock and the exercise of the Series A Warrants is contingent on receipt of stockholder approval of Proposal 3.
  Excludes shares of common stock held by Jotter. Effective June 22, 2001, Mr. Argenbright is no longer an officer nor a director of Jotter.
(4) Mr. Anthony was the President, Chief Executive Officer and chairman of the board of SAFLINK during fiscal year 2000.
(5) Mr. Shepperd was Chief Financial Officer during fiscal year 2000.
(6) Excludes 5,100,000 shares of common stock with regard to which RMS shares beneficial ownership with Jotter. RMS has the power to direct the voting of such shares; Jotter has sole dispositive power with respect to such shares.

  Excludes 1,670,115 shares of common stock issuable upon conversion of the outstanding balance of the Jotter Note (see Proposal 5 for more information about the Jotter Note Conversion) which is contingent upon receipt of stockholder approval of Proposal 5. If stockholder approval is received, RMS will, pursuant to a voting agreement, have sole voting power with respect to such shares and Jotter will have sole dispositive power with respect to such shares.
  Excludes 340,000 shares of common stock and options to acquire 83,333 additional shares of common stock which are beneficially owned by Francis
  R. Santangelo, who was a director of SAFLINK until his resignation on May
  15, 2001. RMS is beneficial owner of these shares as a result of a voting agreement between the parties.
(7) Excludes 1,670,115 shares of common stock issuable upon conversion of the outstanding balance of the Jotter Note (see Proposal 5 for more information about the Jotter Note Conversion) which is contingent upon receipt of stockholder approval of Proposal 5.
  Includes 5,100,000 shares of common stock with regard to which Jotter has sole dispositive power and RMS has, pursuant to a voting agreement, sole voting power.
(8) Excludes shares of common stock held by Jotter. Mr. Smibert, jointly with his spouse, owns approximately 25% of Jotter. Mr. Smibert is a director of Jotter and prior to commencement of his employment with SAFLINK on December 16, 2000, he was Jotter's Chief Technology Officer.
(9) Excludes Messrs. Anthony and Shepperd as they are no longer President and Chief Executive Officer, and Chief Financial Officer, respectively, of SAFLINK.
 * Less than 1%.

                       PROPOSAL 1. ELECTION OF DIRECTORS

   Four directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the four directors named below, unless otherwise directed.

   Election of directors will require the affirmative vote of the holders of a plurality of the votes of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Under the terms of the Financing, pursuant to the Purchase Agreement entered into between SAFLINK and the Purchasers (discussed in more detail in Proposal 3), the holders of the Series E Preferred Stock may elect an additional two directors to SAFLINK's board, nominated by Palo Alto Investors, a group of purchasers in the Financing. Palo Alto Investors has not, however, nominated any persons for election to the board and so the holders of the Series E Preferred Stock will not be able to exercise their right at this Annual Meeting to elect two directors. The holders of the Series E Preferred Stock have given Palo Alto Investors a proxy to vote their shares in the election of the two directors nominated by Palo Alto Investors. Pursuant to the December 15, 2000 Asset Purchase Agreement between SAFLINK and Jotter, SAFLINK agreed to increase the size of its board of directors by two following the closing date of that transaction and have Glenn Argenbright and Robert Smibert named to fill such vacancies. Although the board anticipates that all of the nominees will be available to serve as directors of SAFLINK, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the board.

   The board has nominated the persons named below for election by the holders of common stock at the Annual Meeting to serve as directors. The name of each nominee, the nominee's age as of August 31, 2001, the nominee's current position with SAFLINK, when the nominee's current term expires and when the nominee became a member of the board is set forth in the following table.

                                                               Term   Director
             Name              Age         Position           Expires  Since
             ----              ---         --------           ------- --------
 Glenn L. Argenbright........   36 Director, Interim           2002     2001
                                   President, Interim Chief
                                   Executive Officer, and
                                   Chairman
 Frank M. Devine(1)..........   59 Director                    2002     1997
 Bradley D. Galinson.........   32 Director Nominee            2002      N/A
 Robert M. Smibert...........   38 Director                    2002     2001

--------
(1) Compensation Committee member.

Information Regarding Nominees

   GLENN L. ARGENBRIGHT was appointed a director of SAFLINK in February 2001 pursuant to the terms of the December 15, 2000 Asset Purchase Agreement between SAFLINK and Jotter and was elected Interim Chairman of the Board, President and Chief Executive Officer upon the closing of the Financing in June 2001. Mr. Argenbright has been the President and Chief Executive Officer of Jotter since November 1999. From May 1998 to November 1999, Mr. Argenbright served as the President and Chairman of the board of Spotlight Interactive, Inc., a Web-incubator and venture capital firm. From February 1999 to August 1999, while working for Spotlight, Mr. Argenbright served as a director of and consultant to Today's Communications Inc., a provider and aggregator of Web content. From May 1998 to February 1999, Mr. Argenbright was a director and Executive Vice President of Intelligent Communications, Inc. (Intellicom), a company providing high-speed Internet access over satellite. From April 1997 to April 1998, Mr. Argenbright was President and Chief Executive Officer of Internet Extra Corporation, a Web hosting company which owned and operated certain Web properties. Mr. Argenbright served on Internet Extra Corporation's board of directors. From September 1997 to February 1998, Mr. Argenbright served as President and director of Internet

Extra Media Placement (which later changed its name to Mediaplex), an online advertising subsidiary of Internet Extra. From January 1995 to April 1997, Mr. Argenbright served as President of FTM Marketing, a Los Angeles based marketing and promotions agency. Mr. Argenbright has also served on the boards of directors of Internet Presence Providers, Internet Extra, CardZoo!, StarInsider, ProCheer, and AIR, Inc. Mr. Argenbright received a BA from the University of California at San Diego and a JD from the University of San Diego.

   FRANK M. DEVINE has served as a director of SAFLINK and as a member of the board's Compensation Committee since June 1997 and the Audit Committee from September 1997 to May 1999. Mr. Devine also serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, and Shapiro, Devine & Craparo, Inc., a manufacturers' agency serving the retail industry. Mr. Devine also serves on the board of directors of these companies. Since December 1994, Mr. Devine has served as a member of the board of directors of Salton, Inc., a publicly owned company that markets and sells electrical appliances to the retail trade under various brand names. Mr. Devine received a BS from Iowa State University.

   BRADLEY D. GALINSON has been Vice President, New Business Development, of Home Shopping Network ("HSN") since May 2000 and was Director, Strategic Planning of USA Networks, Inc., parent of HSN, from July 1999 until May 2000. In June 1999, Mr. Galinson earned his MBA from Harvard University School of Business Management which he attended from September 1997. Prior to that, from September 1991, Mr. Galinson served as CEO and President of American Travel Associates, a travel company, and CEO and President of Concord Green, Inc., a high-end furniture manufacturer. Mr. Galinson has been a director of the Florida chapter of Junior Achievement since May 2001. Mr. Galinson received his BA in Economics from Brown University.

   ROBERT M. SMIBERT was elected a director of SAFLINK in February 2001 pursuant to the terms of the December 15, 2000 Asset Purchase Agreement between SAFLINK and Jotter. Mr. Smibert was Chief Technology Officer from December 15, 2000 until June 6, 2001 when his employment with SAFLINK was terminated. Mr. Smibert, a co-founder of Jotter, was the Chief Technology Officer of Jotter, since December 1997. Mr. Smibert also co-founded MindQuake Creations, a Web boutique company, and was Chief Technology Officer for it from February 1997 to October 1998. From July 1997 to October 1998, Mr. Smibert was the Information Technology Manager of RedCell Canada, a Canadian battery company. From June 1996 to July 1997, Mr. Smibert served as President of his wholly-owned company, Virgin Technologies Inc., a software design, development and consulting company.

   RMS Limited Partnership, a Nevada limited partnership controlled by Roy M. Speer ("RMS"), Jotter and Francis R. Santangelo, acting together, are in a position to exercise significant control over the general affairs of SAFLINK, to control the vote on any matters presented to stockholders and to direct the business policies of SAFLINK. As of August 23, 2001, RMS, Jotter and
Mr. Santangelo beneficially owned approximately 37.8%, 16.2% and 1.3% of the common stock of SAFLINK, respectively. If the Jotter Note Conversion (for more information, see Proposal 5) is approved by SAFLINK's stockholders, Jotter will beneficially own 21.5% of SAFLINK's common stock outstanding as of the Record Date. RMS and Mr. Santangelo are parties to a certain stockholders' voting agreement pursuant to which they agreed to vote certain shares for directors nominated by RMS, and not to vote in favor of certain specified actions unless agreed to by RMS. RMS and Jotter are parties to a voting agreement pursuant to which Jotter agreed to vote in tandem with and in like manner as and as directed by RMS for the election of directors and on all other actions that may be presented to SAFLINK's stockholders until such time as SAFLINK has repaid a loan made by RMS in principal amount of $1,000,000.

Section 16(a) Beneficial Ownership Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SAFLINK's officers and directors, and persons who own more than ten percent of a registered class of SAFLINK's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the

"SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish SAFLINK with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, SAFLINK believes that, during fiscal year 2000, all required reports were filed timely.

The Board and Its Committees

   The board held six meetings during fiscal year 2000.

   The board has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the board establishes committees of limited duration for special purposes. For example, in connection with the Financing, in April 2001, the board established an Executive Committee to address issues related to the Financing or in the event SAFLINK was unable to complete the Financing to approve the procedures for discontinuing SAFLINK's operations. The Executive Committee, which was comprised of Jeffrey P. Anthony, Robert Smibert, Glenn Argenbright, and Francis R. Santangelo, had two meetings in 2001 and was disbanded upon closing of the Financing. SAFLINK does not have a separate nominating committee for recommending to stockholders' candidates for positions on the board.

   The Audit Committee, which held one meeting separate from full board meetings during fiscal 2000, consisted of Hector J. Alcalde, Robert J Rosenblatt and Francis R. Santangelo from January 1, 2000 until May 15, 2001 and from May 21, 2001 to June 8, 2001, Glenn Argenbright. Upon his assumption of the positions of Interim President and Interim Chief Executive Officer, Mr. Argenbright resigned from the Audit Committee. Effective August 3, 2001, Mr. Alcalde resigned from the board of directors, thereby vacating his position on the Audit Committee. The vacancies on the Audit Committee have not yet been filled. The board has approved a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. The Audit Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and SAFLINK's financial reporting, (iii) the internal controls employed by SAFLINK and annually (iv) approving and assessing the adequacy of its charter, and as necessary amending the charter as appropriate with board approval.

   The Compensation Committee, which held no meetings separate from full board meetings during fiscal year 2000, consisted of Frank M. Devine, Francis R. Santangelo and, prior to his death in mid-2000, Donald Klosterman. Effective May 21, 2001, as a result of Mr. Santangelo's resignation from the board, he was replaced on the Compensation Committee by Glenn L. Argenbright. Upon his assumption of the positions of Interim President and Interim Chief Executive Officer, Mr. Argenbright resigned from the Compensation Committee. The Committee's responsibilities include (i) making recommendations to the board on salaries, bonuses and other forms of compensation for SAFLINK's officers and other key management and executive employees, (ii) administering SAFLINK's stock incentive plans and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of SAFLINK relating to compensation of its employees and directors.

   Other than Mr. Alcalde, who attended approximately 67% of the applicable meetings, each incumbent director attended at least 75% of all meetings of the board and committees of the board to which he was assigned that were held during the portion of fiscal year 2000 as to which such director was a member of the board or applicable committee. Effective June 8, 2001, Mr. Anthony resigned from the board.

Compensation of Directors

   During fiscal year 2000, no cash compensation was paid to any of the directors of SAFLINK for serving as a director of SAFLINK, except that such persons were reimbursed for out-of-pocket expenses incurred in attending meetings of the board or committees of the board.

   In lieu of cash compensation for serving on the board, each new director of SAFLINK, upon such person's election to the board, is granted options to purchase 60,000 shares of SAFLINK's common stock. One-third of such stock options become exercisable on the date of grant and an additional one-third on each of the first two anniversaries of the grant date, if such person is still serving as a director of SAFLINK at such times. The exercise price of such options is the closing price of the common stock on the date of such grant. Since Mr. Rosenblatt was nominated to serve on the board by HSN, he declined the options granted to him. Mr. Smibert, who jointly with his spouse, owns approximately 25% of the common stock of Jotter, also declined the options granted to him. In addition, Mr. Alcalde and Mr. Devine were granted options to purchase 40,000 and 80,000 shares of SAFLINK common stock on May 21, 2001 as an incentive to continue as members of the board of directors following completion of the Financing and the subsequent management changes. These stock option grants, which were made under the SAFLINK 2000 Stock Incentive Plan, as amended, are subject to stockholder approval of such plan. One-third of the options vest on the first, second and third anniversary of the grant date and are exercisable at $0.27 per share for ten years. Since Mr. Alcalde resigned from the Board prior to the first anniversary of the grant, such options will not vest and have terminated in accordance with their terms.

Executive Officers

   The names, ages, positions held and date from which such positions have been held of all current executive officers of SAFLINK as of August 23, 2001 are set forth below.

                                                                                      Position
          Name           Age                         Officer                           Since
          ----           ---                         -------                          --------
Glenn L. Argenbright....  36 Interim President and Interim Chief Executive Officer(1)   2001
Ann M. Alexander........  54 Vice President of Operations and                           2000
                             Corporate Secretary                                        2001
Walter G. Hamilton......  57 Vice President of Business Development                     2000
Gregory C. Jensen.......  34 Chief Technology Officer                                   2000
Steven M. Oyer..........  46 Interim Chief Financial Officer(2)                         2001

--------
(1) Mr. Anthony was terminated as President and Chief Executive Officer effective June 5, 2001, at which time he was replaced by Mr. Argenbright.
(2) Mr. Shepperd was terminated as Chief Financial Officer and Corporate Secretary effective June 8, 2001, at which time he was replaced by Mr. Oyer as Interim Chief Financial Officer.

   The following sets forth the business experience, principal occupations and employment of each of the current executive officers who do not serve on the board (See "Election of Directors--Information Regarding Nominees" above for such information with respect to Mr. Argenbright):

   ANN M. ALEXANDER joined SAFLINK in October 2000 as Vice President of Operations and was appointed Corporate Secretary in June 2001. Ms. Alexander was Director of Operations at vJungle.com from November 1999 to March 2000 and Director of Operations and Support at Continuex from October 1998 to June 1999. From May 1997 to September 1998, she was Regional Human Resource Manager with Starbucks Coffee Company and Project Manager in Customer Operations at AT&T Wireless Service from May 1996 to April 1997. Ms. Alexander is also a principal in TMR, Inc., a Washington corporation providing consulting on human resources and organizational change management. From August 1987 to May 1995, she was a Senior Manager of Customer Account Services at US West NewVector Group, Inc. Ms. Alexander received a MA in Organizational Design and Effectiveness from the Fielding Institute, Santa Barbara, California.

   WALTER G. HAMILTON joined SAFLINK as Director of Business Development in December 1995. Mr. Hamilton served as Vice President of Sales and Marketing from August 1999 through August 2000 and is currently Vice President of Business Development. Prior to joining SAFLINK, Mr. Hamilton was employed by Unisys Corporation and its successor, Loral Corporation, for 34 years. He served as Director of Business

Development for the worldwide postal automation business segment, after holding various sales management and product management related assignments with both domestic and international responsibilities. Mr. Hamilton received a BS in Business Administration from the University of Southern Mississippi.

   GREGORY C. JENSEN joined SAFLINK in August 1992 and has served as Chief Systems Engineer, Director of Technical Services, Vice President of Engineering, and is currently Chief Technology Officer. The board appointed him as a corporate officer of SAFLINK on March 20, 2000. Prior to joining SAFLINK, Mr. Jensen was a Member of the Technical Staff of TRW, Inc., involved in the research and development of image processing, signal processing, high volume data storage, and high bandwidth data communication technologies. Mr. Jensen received a B.S. in Electrical Engineering from California Institute of Technology.

   STEVEN M. OYER has served as the Interim Chief Financial Officer of SAFLINK since June 8, 2001. Since September 2000, Mr. Oyer has been a Principal and Chief Financial Officer of Spotlight Interactive, Inc., a Web-incubator and venture capital firm. Since January 2000, Mr. Oyer has also served as a director of Jotter. From October 1995 to November 2000, Mr. Oyer served as the Vice President Regional Director for Murray Johnstone International Ltd., a Scottish investment firm, where he was responsible for the sales and marketing of international investment management services and private equity to families and institutions in North America. Mr. Oyer serves on the board of several ventures, including Ajax Holdings and Bridge Partners, and has been active in raising private equity with strategic family office partners as lead investors for the last 3 to 5 years.

Certain Relationships and Related Transactions

   On November 13, 2000, Jeffrey P. Anthony, the former President and Chief Executive Officer and a former director of SAFLINK, James W. Shepperd, the former Chief Financial Officer of SAFLINK, and RMS Limited Partnership, a beneficial owner of more than 10% of SAFLINK's common stock, entered into loan agreements with SAFLINK for an aggregate principal amount of $1,050,000 (the "Bridge Financing"). Both Messrs. Anthony and Shepperd agreed to loan $25,000 to SAFLINK, and RMS Limited Partnership agreed to loan $1.0 million to SAFLINK. Mr. Anthony advanced SAFLINK an additional $5,000 in April 2001. Under the terms of the Bridge Financing, each of these lenders could elect to participate in the Financing by electing to receive Series E Preferred Stock and Warrants in payment of their respective loans on the same terms and conditions offered to other Purchasers (as defined herein) in the Financing. Messrs. Anthony and Shepperd and RMS Limited Partnership did not elect to participate in the Financing. Proceeds from the Financing were used in part to repay the bridge loans. In addition, in connection with the Financing, RMS Limited Partnership agreed to extend its $1.0 million bridge note and accrued interest for an additional 12 months and SAFLINK agreed to apply 50% of any proceeds received from the exercise of Series A and Series B Warrants issued in the Financing towards principal and interest payments of the RMS note during the extension period.

   On December 15, 2000, SAFLINK acquired substantially all of the assets of Jotter in consideration for an agreement to issue 5,100,000 shares of common stock and an unsecured promissory note in the principal amount of $1,700,000 with a two year term (the "Jotter Note"). As a result of the issuance of the 5,100,000 shares of common stock to Jotter, Jotter became a holder of 16.2% of the outstanding shares of SAFLINK common stock as of that date. The Jotter Note was not convertible by its terms. Jotter subsequently agreed to convert the remaining balance of the Jotter Note at $1.00 per share. SAFLINK is currently seeking stockholder approval to approve the Jotter Note Conversion. For more information about this, see "Proposal 5. Approval of Jotter Note Conversion."

   Glenn Argenbright, the current Interim Chief Executive Officer and Interim President and Chairman of the Board of SAFLINK, served as President and Chief Executive Officer of Jotter from December 1999 until June 2001. Steven Oyer, the current Interim Chief Financial Officer of SAFLINK, is currently a director of Jotter. Robert Smibert, a director of SAFLINK, jointly with his spouse owns approximately 25% of Jotter's common stock.

   Mr. Argenbright purchased 32 shares of Series E Preferred Stock and a Series A Warrant to purchase 32,000 shares of common stock in the Financing for an aggregate purchase price of $6,400. Margaret Argenbright, Mr. Argenbright's mother, purchased 50 shares of Series E Preferred Stock and a Series A

Warrant to purchase 50,000 shares of common stock in the Financing for an aggregate purchase price of $10,000. Messrs. Argenbright and Oyer are both directors of Spotlight Interactive, Inc., which purchased 375 shares of Series E Preferred Stock and a Series A Warrant to purchase 375,000 shares of common stock in the Financing for an aggregate purchase price of $75,000. In addition, Ken Wilton, chairman of the board of Jotter, purchased 135 shares of Series E Preferred Stock and a Series A Warrant to purchase 135,000 shares of common stock for an aggregate purchase price of $27,000.

Executive Compensation

   The following table sets forth all compensation with respect to SAFLINK's Chief Executive Officer and its four other most highly paid executive officers whose total salary and bonus exceeds $100,000 for fiscal year 2000 ("Named Executive Officers").

Summary Compensation Table

                                            Long-Term
                                           Compensation
                                           ------------
                                 Annual
                              Compensation
                              ------------  Securities
     Name and Principal                     Underlying
     Position            Year    Salary     Options(#)
     ------------------  ---- ------------ ------------
Jeffrey P. Anthony(1)... 2000   $200,000         -0-
 (Former) President and  1999    165,001     180,000
 Chief Executive Officer 1998    146,544     348,333
Walter G. Hamilton(2)... 2000   $170,261      50,444
 Vice President of       1999    131,006      90,000
 Business Development    1998        N/A         N/A
Gregory C. Jensen(2).... 2000   $448,269      49,778
 Vice President of       1999        N/A         N/A
 Engineering             1998        N/A         N/A
James W. Shepperd(4).... 2000   $143,737         -0-
 (Former) Chief          1999    124,301      90,000
 Financial Officer       1998        N/A         N/A

--------
(1) Mr. Anthony, who resigned as President and Chief Executive Officer effective June 5, 2001, was granted an option to purchase 546,667 shares of SAFLINK common stock for $0.27 per share on May 21, 2001. Such option became fully vested upon his termination of employment pursuant to a severance agreement between Mr. Anthony and SAFLINK. Mr. Anthony entered into a consultancy agreement with SAFLINK on June 5, 2001, whereby he agreed to provide up to 100 hours of consulting services to SAFLINK for no more than 60 days. SAFLINK agreed to pay Mr. Anthony $150 per hour for his services.
(2) Salary for 2000 includes $25,261 and $9,936 paid to Mr. Hamilton and Mr. Jensen, respectively, by SAFLINK in connection with their relocation and related "gross-up" for income tax applicable to such reimbursement.
(3) Mr. Shepperd served as SAFLINK's Chief Financial Officer and Corporate Secretary on a part-time basis through December 31, 1999 pursuant to a consulting agreement entered into on May 22, 1998. The consulting agreement was terminated effective December 31, 1999 when Mr. Shepperd became a full-time employee. Mr. Shepperd, who resigned effective June 8, 2001, was granted an option to purchase 127,500 shares of SAFLINK common stock for $0.27 per share on May 21, 2001. Such option became fully vested upon termination of his employment pursuant to a severance agreement between Mr. Shepperd and SAFLINK. Mr. Shepperd entered into a consultancy agreement with SAFLINK on June 8, 2001, whereby he agreed to provide up to 150 hours of consulting services for no more than 90 days. SAFLINK agreed to pay Mr. Shepperd $150 per hour for his services.

   SAFLINK offers a plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering substantially all employees. Matching employer contributions are set at the discretion of the board. There were no employer contributions made for 2000, 1999, or 1998.

The 1992 Stock Incentive Plan

   The 1992 Stock Incentive Plan (the "Plan"), adopted by the board and approved by the stockholders in January 1992, authorizes the granting of stock incentive awards to qualified officers, employees, directors and third parties providing valuable services to SAFLINK (e.g., independent contractors, consultants and advisors to SAFLINK). On September 8, 1999, SAFLINK's board of directors unanimously adopted a resolution to approve amending the Plan for the purpose of increasing from 2,500,000 to 4,000,000 the number of shares of common stock reserved for issuance pursuant to the Plan. Three stockholders, holding approximately 54.0% of the outstanding shares of common stock, voted all of such shares in favor of this amendment which vote was sufficient to approve the increase. SAFLINK's stockholders previously approved amendments to the Plan increasing the authorized number of shares of common stock under the Plan at the Annual Meetings of Stockholders in 1993, 1996, 1997 and 1998.

   The board, on the recommendation of the Compensation Committee, granted options to purchase shares of common stock to each Named Executive Officer hired in 2000 in order to provide long-term incentives to such officers. In addition, the board, on the recommendation of the Compensation Committee, granted options to purchase shares of common stock to Messrs. Hamilton and Jensen as part of the relocation assistance package provided to them in connection with the move of SAFLINK's offices from Tampa, Florida to Redmond, Washington. Such options become exercisable pro rata on each of the next three anniversaries of the grant date and the exercise price of such options was set at the average of the closing bid and asked price of the common stock on the Nasdaq SmallCap Market on the date of such grant. No options were granted to directors during fiscal year 2000.

   There were no awards of SARs made during fiscal year 2000 to any of the Named Executive Officers. The following table sets forth all options granted to any of the Named Executive Officers during fiscal year 2000.

Option Grants in Fiscal Year 2000

                                        Individual Grants
                                     ------------------------
                                      Percent of
                          Number of  Total Options                        Grant
                          Securities  Granted to    Exercise               Date
                          UnderLying Employees In   or Base   Expiration Present
        Name               Options    Fiscal Year  Price($sh)    Date    Value($)
        ----              ---------- ------------- ---------- ---------- --------

Walter G. Hamilton,.....    50,444        5.4%        0.78     01/17/10   11,143
 Vice President of
 Business Development

Gregory C. Jensen,......    49,778        5.3%        0.78     01/17/10   10,996
 Chief Technical Officer

   All options become exercisable pro rata on each of the first three anniversaries of the grant date.

   No stock options were exercised by any director of SAFLINK during 2000. The following table sets forth the number and value of stock options exercised during 2000 and outstanding as of December 31, 2000 for the Named Executive Officers.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End Option
Values

                                                    Number of Securities
                                                   Underlying Unexercised   Value of Unexercised In-
                                                          Options at          The-Money Options At
                           Shares                    Fiscal Year End (#)      Fiscal Year End($)(1)
                          Acquired      Value     ------------------------- -------------------------
   Name                  on Exercise Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
   ----                  ----------- ------------ ------------------------- -------------------------
Jeffrey P. Anthony(2)...        0                     426,667 / 120,000               0 / 0(2)

Walter G. Hamilton......        0                      108,148 / 93,629               0 / 0

Gregory C. Jensen.......   86,000      302,765          49,926 / 63,185               0 / 0

James W. Shepperd(2)....        0                      105,000 / 60,000               0 / 0(2)

--------
(1) Assumes a market price equal to $0.36 per share, the average of the closing bid and asked price on the Nasdaq SmallCap Market on December 29, 2000.
(2) Messrs. Anthony and Shepperd resigned from their positions as executive officers of SAFLINK effective June 5 and 8, 2001, respectively.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee presently consists of Mr. Devine. The board intends to consider reducing the size of the Compensation Committee from three to two members. The vacancy on the Compensation Committee has not been filled. During fiscal year 2000, Messrs. Donald C. Klosterman and Francis R. Santangelo also served on the Compensation Committee. Mr. Santangelo resigned from the board in May 2001 due to health reasons and Mr. Klosterman died in mid-2000. During the most recently completed fiscal year, the full board, based upon recommendations of the Compensation Committee, determined whether to make option grants.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has furnished the following report on executive compensation:

   Under the supervision of the Compensation Committee, SAFLINK has developed and implemented compensation policies which seek to enhance the profitability of SAFLINK, and thus stockholder value, by aligning the financial interests of SAFLINK's executive officers with those of its stockholders. In furtherance of these goals, SAFLINK relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

   Total compensation for executive officers of SAFLINK presently consists of both cash and equity based compensation. The Compensation Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the board, based upon recommendations by the Compensation Committee, may grant stock options, SARs, performance share awards and restricted share awards based upon competitive industrial practice. To date, the board has only granted stock options. The board has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing executive officers with the opportunity to build a meaningful stake in SAFLINK. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

   Mr. Argenbright was appointed Interim President and Interim Chief Executive Officer effective June 6, 2001, and was elected Chairman of the Board effective June 8, 2001.

   Mr. Anthony served as chairman of the board of SAFLINK from March 11, 1998 until June 8, 2001 and as President and Chief Executive Officer of SAFLINK from May 19, 1998 until June 5, 2001. In establishing Mr. Anthony's salary, the Compensation Committee reviewed and considered Mr. Anthony's past experiences with SAFLINK, his contacts and expertise in SAFLINK's industry and with its potential customers and suppliers, as well as SAFLINK's then current cash flow position and its prospects for raising additional cash. Mr. Anthony's salary was set at $150,000 when he became Chairman of the board and, in light of SAFLINK's then ongoing need for additional funding, Mr. Anthony's salary remained at that level until it was increased to $200,000 per year effective September 8, 1999. The current annual salary for each of the other executive officers was set by the Chief Executive Officer after consultation with the Compensation Committee.

                                          Compensation Committee

                                          Frank M. Devine

Severance Agreements

   Jeffrey P. Anthony was terminated as Chief Executive Officer and President of SAFLINK effective June 5, 2001 and resigned as a director on June 8, 2001. Pursuant to his severance agreement with SAFLINK, dated December 10, 1998, and amended on May 15, 2001, Mr. Anthony received $100,000 in severance payments as well as accrued vacation pay, and the portable computer used by Mr. Anthony. In addition all issued and outstanding options granted by SAFLINK to Mr. Anthony (to the extent unvested) became fully vested on the date of termination and exercisable (to the extent such options had not lapsed or been exercised prior to the date his employment was terminated) for a period of one year from the date of termination. Mr. Anthony terminated his employment within 90 days of an event that constituted good reason and, as a consequence, received full benefits under a severance agreement. Mr. Anthony would not have been eligible to receive severance benefits in the event his employment was terminated for cause. Mr. Anthony's severance agreement is attached as an exhibit to SAFLINK's Annual Report on Form 10-K, as amended.

   James Shepperd was terminated as Chief Financial Officer and Corporate Secretary of SAFLINK effective June 8, 2001. Pursuant to his severance agreement with SAFLINK, dated January 5, 2000, and amended on May 15, 2001, Mr. Shepperd received $62,000 in severance payments as well as accrued vacation pay and the portable computer used by Mr. Shepperd. In addition, he received all issued and outstanding options granted by SAFLINK to Mr. Shepperd (to the extent unvested) became fully vested on the date of termination and exercisable (to the extent such options had not lapsed or been exercised prior to the date his employment was terminated) for a period of one year from the date of termination. Mr. Shepperd terminated his employment within 90 days of an event that constituted good reason and, as a consequence, received full benefits under a severance agreement. Mr. Shepperd would not have been eligible to receive severance benefits in the event his employment was terminated for cause. Mr. Shepperd's severance agreement is attached as an exhibit to SAFLINK's Annual Report on Form 10-K, as amended.

   Mr. Anthony entered into a consultancy agreement with SAFLINK on June 5, 2001, whereby he agreed to provide up to 100 hours of consulting services to SAFLINK for no more than 60 days. Mr. Shepperd entered into a consultancy agreement with SAFLINK on June 8, 2001, whereby he agreed to provide up to 150 hours of consulting services for no more than 90 days. SAFLINK agreed to pay each of Messrs. Anthony and Shepperd $150 per hour for their respective services.

Performance Graph

   Set forth below is a line graph comparing total stockholder return on the common stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq SmallCap Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing December 31, 1995 and ending December 31, 2000.

                     Comparison of Cumulative Total Returns
              Among the CRSP Index for the Nasdaq SmallCap Market,
               CRSP Index for Nasdaq Computer and Data Processing
                         Stocks and SAFLINK Corporation


                                    [GRAPH]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG SAFLINK CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE NASDAQ COMPUTER AND DATA PROCESSING


                      12/96    3/96     6/96     9/96    12/96     3/97    6/97
                     ------   ------   ------   ------   ------   ------  -----
-

SAFLINK CORPORATION  100.00    62.50    65.91    53.41    93.18    61.36   50.00
NASDAQ STOCK MARKET
 (U.S.)              100.00   104.68   113.21   117.26   123.04   116.36  137.68
NASDAQ COMPUTER &
 DATA PROCESSING     100.00   104.68   116.36   118.69   123.41   114.55  146.89
                       9/97   12/97     3/98     6/98     9/98    12/98    3/99
                     ------   ------   ------   ------   ------   ------  -----
-
SAFLINK CORPORATION   34.09    11.36    18.18     7.95     5.49     6.44   14.39
NASDAQ STOCK MARKET
 (U.S.)              160.96   150.69   176.36   181.23   163.53   212.51  238.33
NASDAQ COMPUTER &
 DATA PROCESSING     160.63   151.61   200.28   221.84   208.19   270.52  326.35
                       6/99    9/99    12/99     3/00     6/00     9/00   12/00
                     ------   ------   ------   ------   ------   ------  -----
-
SAFLINK CORPORATION    9.85     7.39    12.31    32.57    16.67    10.23    1.90
NASDAQ STOCK MARKET
 (U.S.)              260.71   267.20   394.94   443.30   385.43   354.70  237.68
NASDAQ COMPUTER &
 DATA PROCESSING     339.47   353.52   594.39   587.76   480.21   444.36  274.91

*100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Cumulative Total Return

   A. Assumes $100 invested on December 31, 1995 in the CRSP Index for the Nasdaq SmallCap Market, the CRSP Index for Nasdaq Computer and Data Processing Stocks and the common stock.

   B. The common stock began trading on the Nasdaq SmallCap Market on April 27, 1993. Prior to that date, the common stock traded sporadically in the over-the-counter market since February 1992.

   NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF SAFLINK'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE PAST OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION (ENTITLED "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION") BEGINNING ON PAGE 13 AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

  SAFLINK'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR
                                   DIRECTORS.

     PROPOSAL 2. APPROVAL OF SAFLINK 2000 STOCK INCENTIVE PLAN, AS AMENDED

Adoption of the SAFLINK 2000 Stock Incentive Plan, as Amended

   On September 6, 2000, SAFLINK's board of directors adopted, and on June 29, 2001, amended, subject to stockholder approval, the SAFLINK Corporation 2000 Stock Incentive Plan. The board took this action after considering numerous factors including the limited number of shares available for issuance under SAFLINK's 1992 Stock Incentive Plan as well as the fact that the 1992 Plan will terminate on May 15, 2002.

Summary of SAFLINK 2000 Stock Incentive Plan, as Amended

   The full text of the SAFLINK 2000 Stock Incentive Plan, as amended (the "SAFLINK 2000 Stock Incentive Plan") is set forth in Exhibit B to this Proxy Statement. The following summary of the SAFLINK 2000 Stock Incentive Plan is qualified in its entirety by reference to the text of the SAFLINK 2000 Stock Incentive Plan.

   The SAFLINK 2000 Stock Incentive Plan will permit SAFLINK to grant its employees incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options and stock purchase rights. The SAFLINK 2000 Stock Incentive Plan also permits SAFLINK to grant nonstatutory stock options and stock purchase rights to its directors and consultants. The term "option" as used in this summary without further qualification shall mean either an incentive stock option or a nonstatutory stock option.

   The purposes of the SAFLINK 2000 Stock Incentive Plan are to promote the growth and profitability of SAFLINK by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide employees, directors and consultants with an opportunity to invest in SAFLINK's common stock, to align their interest with the interests of the stockholders of SAFLINK, and to give them an additional incentive to increase their efforts on behalf of SAFLINK.

Shares Authorized under the SAFLINK 2000 Stock Incentive Plan

   The total number of shares of common stock available for grants of options and stock purchase rights originally authorized under the SAFLINK 2000 Stock Incentive Plan was 1,000,000. This number does not reflect the Reverse Stock Split described in Proposal 4. However, at the time of each new issuance of shares of common stock (excluding common stock issued on conversion or exercise of convertible securities) or of securities convertible into common stock of SAFLINK during the term of the SAFLINK 2000 Stock Incentive Plan, an additional number of shares of common stock shall become available to be optioned and sold under the SAFLINK 2000 Stock Incentive Plan so that the maximum aggregate number of shares shall be equal to the lesser of (i) 15,000,000 shares or (ii) 20% of the sum of the outstanding shares of common stock plus the number of shares of common stock issuable upon conversion or exercise of any outstanding convertible securities on such date. For purposes of the limitations that are contained in the preceding sentence on the maximum aggregate number of shares that may be optioned and sold under the SAFLINK 2000 Stock Incentive Plan, SAFLINK's 1992 Stock Incentive Plan or under any other plan or non-plan arrangement under which shares of common stock may be optioned and sold as incentive compensation to any service provider shall be considered to be available for option and sale under the SAFLINK 2000 Stock Incentive Plan. In any event, however, the shares that are subject to stock purchase rights (but not options) that are granted during any fiscal year may not exceed 10% of the total shares that are available for issuance under the SAFLINK 2000 Stock Incentive Plan on the first day of such fiscal year. Because the Series E Preferred Stock and Warrants were issued after initial adoption of the SAFLINK 2000 Stock Incentive Plan by the board, the number of shares of common stock that may be optioned and sold under the SAFLINK 2000 Stock Incentive Plan shall be increased, pursuant to the formula described above, from 1,000,000 to 15,000,000 assuming Proposal 3 is approved by the stockholders (or from 1,000,000 to 9,794,619 if Proposal 3 is not approved). Such number will be further adjusted in the event Proposal 4 (Reverse Stock Split) is approved.

   The common stock to be offered under the SAFLINK 2000 Stock Incentive Plan may be either authorized and unissued shares or issued shares reacquired by SAFLINK and held as treasury shares, or shares bought on the market. The SAFLINK 2000 Stock Incentive Plan provides for adjustment of the aggregate number of shares at the time subject to any outstanding option or stock purchase right in the event that a stock dividend is paid, in the event that the shares of common stock are changed into or exchanged for a different number or kind of shares of stock or other securities, or in the event of the occurrence of certain other corporate events.

Eligibility

   Employees (including officers), directors and consultants are eligible to participate in the SAFLINK 2000 Stock Incentive Plan. Only SAFLINK employees, however, are eligible to receive incentive stock options. SAFLINK estimates that approximately 31 employees (including those executive officers identified in the Summary Compensation Table on page 11) and three directors are eligible to receive options and stock purchase rights under the SAFLINK 2000 Stock Incentive Plan.

Administration

   The SAFLINK 2000 Stock Incentive Plan will be administered by SAFLINK's board of directors and/or by one or more committees of the board, consisting of one or more members of the board of directors. The group responsible for administration of the SAFLINK 2000 Stock Incentive Plan is referred to here as the administrator.

   Subject to the provisions of the SAFLINK 2000 Stock Incentive Plan, the administrator has the authority to determine and designate the employees, directors and consultants to whom options and stock purchase rights are to be granted, the number of shares subject to options and stock purchase rights, the option exercise price (which, in the case of incentive stock options, may not be less than the Fair Market Value of the common stock on the date of grant), the type of option, the purchase price of shares under a stock purchase right, the option period, the terms of payment of the option price or the stock purchase price, the restrictions to be placed on the vesting and exercise of options and stock purchase rights, and the other terms and conditions of each option and stock purchase right. The administrator may grant more than one option or stock purchase right to an individual. However, during any fiscal year, no individual (other than in connection with his or her commencement of service for SAFLINK) may receive options to purchase more than 1,000,000 shares of common stock under the SAFLINK 2000 Stock Incentive Plan, plus an additional 1,000,000 shares of common stock under the SAFLINK 2000 Stock Incentive Plan in connection with his or her commencement of service for SAFLINK (in each case subject to adjustment for stock splits, stock dividends or certain other events specified in the SAFLINK 2000 Stock Incentive Plan). If stockholder approval is not obtained, all options and stock purchase rights granted under the SAFLINK 2000 Stock Incentive Plan shall be void and of no effect.

   Consideration for the options and stock purchase rights granted under the SAFLINK 2000 Stock Incentive Plan is provided by the participant's past, present and expected future contributions to SAFLINK. No monetary consideration is provided by the participants with respect to the grant of the options and stock purchase rights.

Purchase Price

   Under the SAFLINK 2000 Stock Incentive Plan, the price per share for common stock under each option shall be determined by the administrator, but in the case of incentive stock options may not be less than the fair market value of the common stock on the date the option is granted. Fair market value shall, in the absence of an established market for the common stock, be determined in good faith by the Administrator. The purchase price for all shares purchased pursuant to options exercised must be paid in full at the time of exercise. With the consent of the administrator, such purchase price may be paid in the form of cash; check; promissory note; SAFLINK common stock valued at fair market value on the date of exercise; cashless exercise; reduction in the amount of a liability owed by SAFLINK; or a combination of any of the foregoing methods.

   Under the SAFLINK 2000 Stock Incentive Plan, shares of common stock may be purchased pursuant to a stock purchase right at such price and on such terms as shall be determined by the administrator. Unless the administrator determines otherwise, SAFLINK shall have the right to repurchase the shares that have been purchased pursuant to a stock purchase right for the original price that was paid by the employee, director or consultant in the event of the termination of his or her service with SAFLINK, and such repurchase right shall lapse at a rate determined by the administrator. Once a stock purchase right is exercised, the participant shall have the voting, dividend and other rights of a stockholder, except that he or she shall not be able to sell or otherwise transfer any shares that are subject to SAFLINK's repurchase right until such right lapses with respect to such shares.

Change of Control

   The SAFLINK 2000 Stock Incentive Plan provides that the vesting of all outstanding options and stock purchase rights shall accelerate with respect to 100% of the then unvested shares under each such option and stock purchase right in the event of the termination of the employee's, director's or consultant's service with SAFLINK (other than for cause) within 12 months following a change of control.

Non-Transferability

   No option or stock purchase right granted under the SAFLINK 2000 Stock Incentive Plan is transferable, except in the event of a participant's death, by will or the laws of descent and distribution. However, in the case of nonstatutory options and stock purchase rights, the administrator may provide in initial grants or amend outstanding options or stock purchase rights to provide for transfer under such circumstances as the administrator shall deem appropriate.

Amendment, Suspension and Termination

   SAFLINK's board may amend the SAFLINK 2000 Stock Incentive Plan as it shall deem advisable. The board may not, however, amend the SAFLINK 2000 Stock Incentive Plan in any manner that impairs the rights of a recipient of an option or stock purchase right without the written and signed consent of the award recipient. Further, the board shall obtain the approval of SAFLINK's stockholders for any amendment to the SAFLINK 2000 Stock Incentive Plan to the extent that such approval is necessary or desirable to comply with either domestic or foreign laws.

   Unless terminated earlier by the administrator, the SAFLINK 2000 Stock Incentive Plan shall continue until September 6, 2010, and no options or stock purchase rights may be granted under the SAFLINK 2000 Stock Incentive Plan subsequent to that date. Incentive stock options granted under the SAFLINK 2000 Stock Incentive Plan will expire no later than ten years from the date of grant. Shares not purchased under options and stock purchase rights which expire or are terminated unexercised shall again be available for purposes of the SAFLINK 2000 Stock Incentive Plan.

Federal Income Tax Consequences

Nonstatutory Stock Options

   Options granted under the SAFLINK 2000 Stock Incentive Plan may be nonstatutory options or incentive stock options, as determined by the administrator at the time of grant. Generally, under Section 83 of the Internal Revenue Code, the optionee will not be taxed upon the grant of a nonstatutory stock option. Rather, at the time of exercise of such option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the Fair Market Value at the time of exercise of the common stock purchased over the exercise price. SAFLINK will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income.

   If stock acquired upon the exercise of a nonstatutory stock option is later sold or exchanged, the difference between the sale price and the Fair Market Value of such stock on the date of exercise is generally taxable as long-term or short-term capital gain or loss (provided the stock is a capital asset in the holder's hands) depending upon whether the holding period for such stock at the time of disposition is more than one year or one year or less, respectively.

Incentive Stock Options

   The following discussion assumes that the stockholders approve the SAFLINK 2000 Stock Incentive Plan, thus qualifying it under Section 422 of the Code. Options granted under the SAFLINK 2000 Stock Incentive Plan are intended to constitute incentive stock options for federal income tax purposes to the extent that they are designated as such. Generally, an optionee receiving an incentive stock option will not recognize taxable income upon the grant of the incentive stock option or upon its timely exercise. The exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of SAFLINK or an affiliate, if any, at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of disability or death). Upon the ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize long-term capital gain or loss (if the stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the exercise price. SAFLINK, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such shares by the optionee. To the extent options intended to qualify as incentive stock options first becoming exercisable in any calendar year exceed $100,000 in aggregate exercise price, they shall be treated as nonstatutory stock options.

   If the stock acquired upon the timely exercise of an incentive stock option is disposed of by the optionee within either two years from the date of grant of the incentive stock option or one year from the date such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income tax rates to the extent of the difference between the exercise price and the lesser of the Fair Market Value of the stock on the date the option is exercised or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset in the hands of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the Fair Market Value of the stock on the date of exercise of the option. If a disqualifying disposition is made in a transaction in which a loss would not be recognized under the Code (e.g., gift, sale to certain related parties, or sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of such disqualifying disposition will not be limited to the amount of gain realized in the disqualifying disposition. In the case of a disqualifying disposition, SAFLINK may claim a federal income tax deduction at the time and in the amount taxable to the optionee as ordinary income. Currently, any capital gain realized by the optionee will be long-term capital gain if the optionee's holding period for the stock at the time of disposition is more than 12 months; otherwise, it will be short-term capital gain.

   For purposes of the alternative minimum tax provisions contained in Section 55 of the Code, the exercise of an incentive stock option will be treated as though it were a nonstatutory stock option under Section 83 of the Code (described above), but solely for purposes of determining the optionee's alternative minimum taxable income.

Stock Purchase Rights

   Generally, under Section 83 of the Code, a participant will not be taxed upon the grant of a stock purchase right. A participant who has exercised a stock purchase right under the SAFLINK 2000 Stock Incentive Plan and who does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the exercise of such right to the extent that the shares acquired thereby are subject to SAFLINK's repurchase right. At the time and to the extent that SAFLINK's repurchase right with respect to such shares lapses, the participant will recognize ordinary income and SAFLINK will be entitled to a corresponding deduction equal to the excess of the Fair Market Value of such shares at such time over the amount paid therefor. Any dividends paid to the participant on shares that are subject to SAFLINK's repurchase right will be ordinary compensation income to the participant and deductible as such by SAFLINK.

   A participant who exercises a stock purchase right and makes an election under Section 83(b) of the Code with respect to the shares thus acquired will recognize ordinary income at the time that the stock purchase right is exercised, and SAFLINK will be entitled to a corresponding deduction, equal to the Fair Market Value of such stock at such time over the amount paid therefor. Any dividends subsequently paid to the participant on the stock will be dividend income to the participant and not deductible by SAFLINK. If the participant makes a Section 83(b) election, there are no federal income tax consequences either to the participant or to SAFLINK at the time and to the extent that SAFLINK's repurchase right lapses.

   If stock acquired upon the exercise of a stock purchase right is later sold or exchanged after the lapse of SAFLINK's repurchase right, the difference between the sale price and the Fair Market Value of such stock on the date of exercise (if a Section 83(b) election has been made) or the date of lapse of SAFLINK's repurchase right (if a Section 83(b) election has not been made) is generally taxable as long-term or short-term capital gain or loss (provided the stock is a capital asset in the holder's hands) depending upon whether the holding period for such stock at the time of disposition is more than one year or one year or less, respectively.

Exercise of Options with Shares of Stock

   If payment of the exercise price of a nonstatutory stock option is made by surrendering previously owned shares of common stock, the following rules apply:

  . No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the nonstatutory stock option, and the surrender of shares will not be treated as a disqualifying disposition of any stock acquired through exercise of an incentive stock option.

  . The number of shares received equal to the shares surrendered will have a basis equal to the basis of shares surrendered and a holding period that includes the holding period of the shares surrendered.

  . Any additional shares received will (i) be taxed as ordinary income in an amount equal to the Fair Market Value of the shares at the time of exercise, (ii) have a basis equal to the amount included in taxable income by the optionee, and (iii) have a holding period that begins on the date of exercise.

   If payment for the exercise price of an incentive stock option is made by surrendering previously owned shares of common stock, the following rules apply:

   If shares of "statutory option stock" (i.e., stock previously acquired pursuant to the exercise of an incentive stock option) are surrendered in payment of the exercise price of an incentive stock option and if, at the date of surrender, the applicable holding period for such shares has not been met (e.g., if shares previously acquired upon the exercise of an incentive stock option are surrendered within two years from the date of grant or within one year from the date the shares were transferred to the optionee), such surrender will constitute a "disqualifying disposition," and any gain realized on such transfer will thus be taxable according to the rules described above for disqualifying dispositions. If the shares surrendered are not statutory option stock, or if they are statutory option stock but have been held for the requisite holding period, no gain or loss should be recognized upon such surrender. Although the Internal Revenue Service will not issue any rulings as to the effect of such an exercise, it has issued a published ruling stating that no gain or loss will be recognized upon the surrender of shares upon exercise of a nonstatutory stock option, and the Treasury Department has issued proposed regulations which, if adopted in their current form, would appear to provide that, except as discussed above, in general, when shares are surrendered upon exercise of an incentive stock option:

  . No gain or loss will be recognized as a result of the exchange.

  . A number of shares received which is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged.

  . Any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after the date shares were transferred to the optionee, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Section 162(m)

   Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or to any of the four other most highly compensated executive officers who are employed by such corporation on the last day of the taxable year (the "Named Executive Officers"), but excepts from this limitation "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. SAFLINK has structured and intends to implement the SAFLINK 2000 Stock Incentive Plan so that compensation to the Named Executive Officers resulting therefrom would be qualified "performance-based compensation" and would not, therefore, be subject to any Code Section 162(m) deduction limitation. To allow SAFLINK to qualify such compensation, SAFLINK is seeking stockholder approval of the SAFLINK 2000 Stock Incentive Plan.

Section 280G

   Under certain circumstances, the accelerated vesting of options or stock purchase rights in connection with a Change of Control (as defined in the SAFLINK 2000 Stock Incentive Plan) of SAFLINK might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent that it is so considered, the grantee will be subject to a 20% excise tax, and SAFLINK will be denied a tax deduction.

Summary

   The foregoing discussion is intended only as a brief summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the SAFLINK 2000 Stock Incentive Plan. SAFLINK does not represent that the foregoing tax consequences apply to any particular option or stock purchase right holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an incentive stock option) of any option or stock purchase right. Each option and stock purchase right holder should consult his or her own competent tax adviser with respect to the income and other tax implications of the options and stock purchase rights that are granted under the SAFLINK 2000 Stock Incentive Plan.

   The SAFLINK 2000 Stock Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is it a qualified employee benefit plan under Section 401(a) of the Code.

New Plan Benefits

   The following table shows the determinable benefits that will be received by each of the designated persons or groups under the SAFLINK 2000 Stock Incentive Plan, as amended, if this Proposal 2 is approved by SAFLINKs stockholders.

                 SAFLINK 2000 Stock Incentive Plan, as Amended

                                                               Dollar
                                                                Value  Number of
                      Name and Position                          ($)     Units
                      -----------------                        ------- ---------
Jeffery P. Anthony............................................     N/A       N/A
 (Former) President and Chief Executive Officer
Walter G. Hamilton............................................  51,521   270,000
 Vice President of Business Development
Gregory C. Jenson.............................................  51,521   270,000
 Vice President of Engineering
James W. Shepperd.............................................     N/A       N/A
 (Former) Chief Financial Officer
Executive Group............................................... 116,400   610,000
Non-Executive Director Group..................................  31,045   120,000
Non-Executive Officer Employee Group.......................... 524,086 2,612,724

   The options to be received by the designated persons or groups under the 2000 SAFLINK 2000 Stock Incentive Plan are for shares of SAFLINK common stock. The exercise prices of the options granted range from $0.24 to $0.27 and are exercisable for a period of 10 years from the date of grant. The market value of the shares underlying the options as of August 30, 2001 was $0.10 per share. The total amount of proceeds to be received by SAFLINK if and when the options are exercised would be approximately $838,000.

    SAFLINK'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF
                      SAFLINK'S 2000 STOCK INCENTIVE PLAN.

                       PROPOSAL 3. APPROVAL OF FINANCING

Background

   On June 5, 2001, SAFLINK entered into a Securities Purchase Agreement ("Purchase Agreement") with a number of accredited investors (the "Purchasers") pursuant to which the Purchasers paid SAFLINK aggregate consideration of $8,000,000 consisting of conversion of debt instruments payable by SAFLINK and cash for

  . an aggregate of 40,000 shares of Series E Preferred Stock (for a purchase price of $200 per share) convertible into shares of SAFLINK's common stock at an initial conversion price of $0.20 per share;

  . Series A Warrants to purchase up to 40,000,000 shares of common stock at an initial exercise price of $0.25 per share, which exercise price will be in effect until June 5, 2002, after which date the exercise price will increase to $0.50 per share until the Warrants expire on June 5, 2006; and

  . Series B Warrants, which were issued to Purchasers purchasing more than 5,000 shares of the Series E Preferred Stock, to purchase 4,475,600 shares of common stock at an initial exercise price of $0.25 and exercisable at any time until December 5, 2001.

   SAFLINK also issued Warrants to a placement agent for the purchase of 3,000,000 shares of common stock at an exercise price of $0.20 per share, which Warrants will be exercisable until June 5, 2006.

   The board of directors has unanimously approved the issuance of the Series E Preferred Stock and the Warrants (the "Financing") and resolved that the Financing is in the best interest of SAFLINK.

   Debt holders representing $2,300,000 in bridge notes and accrued interest at the time of closing converted such indebtedness into Series E Preferred Stock and Warrants in the Financing. RMS Limited Partnership agreed to extend its $1,000,000 bridge note and accrued interest for a 12-month period subsequent to the original maturity date of May 13, 2001 and SAFLINK agreed to apply 50% of any proceeds received from the exercise of Series A and Series B Warrants towards principal and interest payments during the extension period. The remaining $203,000 in outstanding bridge notes and accrued interest were repaid from the proceeds of the Financing.

   The rules of The National Association of Securities Dealers, Inc. (the "NASD") governing the Nasdaq Stock Market require stockholder approval of any issuance of securities (such as the Series E Preferred Stock and Warrants) that will result in the issuance of shares of common stock representing more than 19.99% of a Nasdaq-listed company's outstanding shares of common stock prior to the issuance of such securities, at a price per share below the greater of book value or market value of the company's common stock. Conversion of all the Series E Preferred Stock and exercise of all the Warrants would cause SAFLINK to issue more than 19.99% of its outstanding shares of common stock on June 4, 2001 at a price per share less than the greater of book value or market value of its common stock. Although SAFLINK's common stock is no longer listed on the Nasdaq SmallCap Market and therefore is not subject to the NASD's rules, it has a contractual obligation to the Purchasers under the terms of the Financing to obtain this stockholder approval.

   Following completion of the Financing and after consultation with its independent public accountants, SAFLINK determined that certain of the provisions of the Financing would cause the proceeds of the Financing not to be treated as equity for financial accounting purposes. Accordingly, on July 27, 2001, SAFLINK entered into a Modification Agreement with certain Purchasers in order:

  . to extend certain dates by which SAFLINK had committed to meet obligations with respect to the Purchasers; and

  . to eliminate those features of the Series E Preferred Stock and Warrants that would prevent the proceeds of the Financing from being treated as equity for financial accounting purposes.

   The board of directors has approved the Modification Agreement and has resolved that such revisions are in the best interest of SAFLINK and are more favorable to SAFLINK than the terms of the existing Financing since these revisions, among other things, modify the penalties provided for under the original terms of the Financing in the event SAFLINK fails to register the common stock underlying the Series E Preferred Stock and Warrants, extend the deadline by which SAFLINK must register this common stock, and limit the existing rights of the holders of the Series E Preferred Stock and certain holders of the Warrants by allowing a cash or stock penalty to be paid only in the event of certain types of acquisitions. Under the Modification Agreement, certain amendments to the terms of the Financing became effective immediately upon execution by two-thirds of the Purchasers; others, including those reflected in the Amended Certificate of Designation, will only become effective upon approval of this Proposal 3, Proposal 4 (Reverse Stock Split) and Proposal 6 (Amended Certificate of Designation) at the Annual Meeting.

   Those amendments to the terms of the Financing that were immediately effective upon execution of the Modification Agreement include the following:

  . SAFLINK will be required to obtain stockholder approval of the Financing, the Amended Certificate of Designation (Proposal 6) and the Jotter Note Conversion (Proposal 5) by October 31, 2001, rather than by July 31, 2001;

  . SAFLINK will be required to obtain stockholder approval of the Reverse
    Stock Split (Proposal 4) by September 30, 2001, rather than by July 31,
    2001;

  . SAFLINK is required to conduct a Reverse Stock Split with a ratio that will be not less than seven-to-one and not more than ten-to-one, rather than a reverse stock split with a five-to-one ratio or such greater ratio as will result in the number of shares of common stock reduced to one share of common stock in the Reverse Stock Split multiplied by the closing price of the common stock on August 23, 2001, equaling or exceeding $2.00;

  . In the event that the Form S-3 registration statement is no longer available to SAFLINK, SAFLINK shall be required to file a registration statement registering the common stock underlying the Series E Preferred Stock and Warrants by August 29, 2001, rather than by July 18, 2001;

  . The list of holders, whose securities can be included in the registration statement registering the common stock underlying the Series E Preferred Stock and Warrants, is modified; and

  . SAFLINK is required to pay additional legal fees incurred by the counsel of certain Purchasers in connection with the Modification Agreement.

   Those amendments to the terms of the Financing that will only become effective upon approval by the holders of SAFLINK's common stock at the Annual Meeting of Proposals 3, 4 and 6 are:

  . Modification of SAFLINK's obligation to continue the listing of its common stock on the Nasdaq SmallCap Market or another exchange.

  . Elimination of SAFLINK's obligation to pay a 125% premium to holders of Series E Preferred Stock in the event of a merger or consolidation, under the Certificate of Designation.

  . Modification of SAFLINK's obligation under its Certificate of Designation to pay a 125% premium to holders of Series E Preferred Stock involving the issuance of more than 40% of SAFLINK's common stock, such that this premium is payable only in connection with an acquisition not constituting a change of control. As discussed in more detail below, this amendment substantially limits the existing rights of the holders of Series E Preferred Stock under the Certificate of Designation as currently in effect.

  . Modification of the conversion default penalty provision.

  . Elimination of the right of holders of Series E Preferred Stock to require redemption in the event of a registration failure under the Certificate of Designation.

  . Modification of the penalty provision associated with SAFLINK's failure to register the common stock underlying the Series E Preferred Stock and Series A and B Warrants by December 31, 2001, so that upon such failure the conversion price of the Series E Preferred Stock will be reduced by 20% and if such failure continues the conversion price will be reduced an additional 1.5% for each month thereafter that the failure continues (prorated for partial months). This amendment allows SAFLINK a longer period within which to register the common stock underlying the Series E Preferred Stock and Warrants; the conversion price reduction penalty is in lieu of a cash penalty under the existing Certificate of Designation.

  . Modification of SAFLINK's obligation under the Series A and B Warrants to pay a cash penalty such that this penalty is only payable in connection with an acquisition, not constituting a change of control, involving the issuance of more than 40% of SAFLINK's common stock. As discussed below, the modified penalty provision substantially limits the existing rights of holders of Series A and B Warrants by only requiring SAFLINK to pay a cash penalty to holders of Series A and B Warrants in certain limited circumstances.

  . Elimination of SAFLINK's obligation under the Series A and B Warrants to pay a cash amount to holders of Series E Preferred Stock in the event of a merger or consolidation.

   SAFLINK's Certificate of Incorporation authorizes it to issue 100,000,000 shares of common stock. SAFLINK does not have sufficient authorized common stock to accommodate the shares of common stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the Warrants, in addition to the common stock issuable upon the exercise of outstanding options and warrants. Accordingly, in addition to stockholder approval of the Financing we are seeking to reduce the number of outstanding shares by means of a reverse stock split (which is described in Proposal 4). If the Reverse Stock Split is completed as proposed, the number of authorized shares of common stock will remain at 100,000,000, but the number of shares of common stock outstanding immediately thereafter (calculated using the number of shares outstanding as of the Record Date as that number of shares outstanding immediately prior to completion of the Reverse Stock Split) will be between approximately 3,151,671 and 4,502,387. This will give SAFLINK a sufficient number of shares of common stock to honor the conversion and exercise of the Series E Preferred Stock and Warrants, respectively, issued in the Financing. However, if the requisite vote to approve Proposal 3 is obtained, but Proposal 4 is not approved by the stockholders, then SAFLINK will not have sufficient shares of common stock to honor the terms of the Financing. For more information, see "Proposal 4. Approval of Reverse Stock Split."

Summary of the Terms of the Financing

   The following summary of the terms of the Series E Preferred Stock is qualified by reference to the complete text of the Certificate of Designation, Preferences and Rights of the Series E Preferred Stock (the "Certificate of Designation") attached as Exhibit C to this Proxy Statement. As discussed, some of these provisions will be amended or eliminated from the Certificate of Designation if Proposal 6 (Approval of Amended Certificate of Designation) is approved by SAFLINK'S stockholders. For more information about why some of these provisions may be eliminated or amended, see Proposal 6. Refer also to Exhibit E for the full text of the Amended Certificate of Designation. If Proposal 6 is not approved by SAFLINK'S stockholders, the Certificate of Designation will not be amended in any way. Proposal 6 (Amended Certificate of Designation) will only be approved by the holders of the Series E Preferred Stock if Proposal 6, as well as this Proposal 3 (Financing) and Proposal 4 (Reverse Stock Split) are approved by SAFLINK's common stockholders.

Terms of the Series E Preferred Stock

   Dividends and Voting Rights. The Series E Preferred Stock will not pay a dividend and holders of the Series E Preferred Stock will not have any voting rights other than the right to elect two members to SAFLINK's board of directors nominated by Palo Alto Investors. The Series E Preferred Stockholders have not, to date, nominated any members for election to the board. Also, SAFLINK may not, without first obtaining the approval of the holders of two-thirds of the Series E Preferred Stock, modify the Certificate of Designation of the Series E Preferred Stock or take any of a number of corporate actions that may adversely affect the Series E Preferred Stock. For example, SAFLINK may not create any senior or parity securities or change the rights, preferences or privileges of any SAFLINK capital stock so as to affect adversely the Series E Preferred Stock, without the approval of two-thirds of the Series E Preferred Stock.

   Conversion. Subject to receipt of stockholder approval for the issuance of common stock upon conversion of the Series E Preferred Stock and exercise of Warrants in excess of 19.99% of SAFLINK's outstanding shares of common stock on the date prior to closing of the Financing, as discussed below, the 40,000 shares of Series E Preferred Stock are convertible, at the option of the holder, into shares of common stock at an initial conversion price of $0.20 per share. Each share of Series E Preferred Stock is initially convertible into 1,000 shares of common stock. Any shares of Series E Preferred Stock outstanding on June 5, 2004 shall automatically be converted into common stock at the conversion price in effect on such date. The Series E Preferred Stock contains (i) anti-dilution provisions with respect to future issuances of SAFLINK's equity securities and (ii) adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of SAFLINK's capital stock. If the Reverse Stock Split is approved, the Series E Preferred Stock will be convertible into an aggregate of between 4,000,000 and 5,714,286 shares of common stock with a conversion price of between $1.40 and $2.00 per share assuming approval of the Financing at the Annual Meeting.

   Prior to receiving the requisite stockholder approval of Proposal 3, the Series E Preferred Stock and Warrants may not be exercised or converted into more than 19.99% of the common stock outstanding on the date prior to the closing of the Financing, which equals 6,300,838 shares of common stock. Similarly, two Purchasers of Series E Preferred Stock shall not be issued common stock upon conversion of their respective Series E Preferred Stock, if upon such conversion such Purchasers would beneficially own greater than 4.9% of SAFLINK's issued and outstanding shares of common stock.

     Penalties Applicable for Conversion Failure. Under the existing Certificate of Designation a holder of the Series E Preferred Stock submits his, her or its shares for conversion and SAFLINK fails or refuses to convert such shares for reasons other than the failure to obtain the approval of Proposal 3 prior to August 5, 2001, or failure to have authorized under its certificate of incorporation and available for issuance a sufficient number of shares to permit conversion of the Series E Preferred Stock by August 5, 2001, then SAFLINK will have to pay to the holder thereof a cash amount equal to $2.00 for each share of Series E Preferred Stock SAFLINK has not converted for each day such failure exists. As a result, assuming all of the shares of Series E Preferred Stock outstanding as of June 5, 2001 are presented to SAFLINK for conversion, and SAFLINK fails to convert such shares, SAFLINK could have to pay up to $80,000 per day. In addition, if a holder of Series E Preferred Stock has not, by the third business day after the date of surrender of the shares of Series E Preferred Stock for conversion, received certificates for all shares of common stock with respect to the shares of the Series E Preferred Stock such holder has requested to convert, then the conversion price will be reduced five percent (5%) per month (pro rated for days less than a month) during the period beginning on the date of conversion and ending on the date SAFLINK is no longer in default of its conversion obligations.

   If Proposals 3, 4 and 6 are approved by the stockholders, the Amended Certificate of Designation will be approved and the conversion default provision will be amended to eliminate references to penalties arising from a failure to obtain such approval by a specified date. The modification will not effect the cash penalty payable if SAFLINK fails, for any reason, to convert in a timely manner those shares of Series E Preferred Stock submitted for conversion described above.

     Rights Upon Occurence of Major Transactions. The Certificate of Designation also currently states that in the event of certain major transactions and subject to certain conditions, the holders of the Series E Preferred Stock are entitled to receive consideration in stock or cash for their shares. For example, if SAFLINK merges or consolidates with another corporation, each holder of Series E Preferred Stock will be entitled to receive consideration equal to the greater of (i) the number of shares of stock to which the holder would have been entitled to receive upon such transaction had the holder exercised its conversion right either immediately prior to the announcement of the transaction or immediately prior to the closing of the transaction, or (ii) 125% of the liquidation preference (or $250 per share) of such Series E Preferred Stock in cash. In addition, if in connection with an acquisition, SAFLINK issues capital stock representing more than 40% of its common stock outstanding prior to that issuance or if SAFLINK sells substantially all of its assets, then each holder of the Series E Preferred Stock shall be entitled to receive 125% of the liquidation preference (or $250 per share) of such Series E Preferred Stock in cash.

   If, however, this Proposal 3 and Proposals 4 (Reverse Stock Split) and 6 (Amended Certificate of Designation) are approved by SAFLINK's common stockholders, the Certificate of Designation will be amended by the stockholders and this provision will be modified so that the holders of Series E Preferred Stock will be entitled to receive from SAFLINK 125% of the liquidation preference of their Series E Preferred Stock in cash only in connection with an acquisition involving the issuance of more than 40% of SAFLINK's common stock, where such acquisition does not constitute a change in control.

   Redemption. Under the existing Certificate of Designation, a holder of the Series E Preferred Stock may compel SAFLINK to redeem its outstanding shares of Series E Preferred Stock if a registration statement to be filed by SAFLINK registering the shares of common stock underlying the Series E Preferred Stock and Warrants is not declared effective by the SEC within 160 days after the closing date. The redemption price shall equal $250 per share of Series E Preferred Stock and shall be adjusted proportionally in the event the Series E Preferred Stock is adjusted into a lesser number of shares or subdivided into a greater number of shares. In the event that SAFLINK is required to account for the Series E Preferred Stock as anything other than equity and the result of the accounting treatment would be the sole basis for SAFLINK's failure to satisfy the Nasdaq SmallCap Market's listing requirements, then the redemption provision will be of no force and effect.

   If Proposals 3, 4 and 6 are approved by the stockholders, the Amended Certificate of Designation will be approved and this redemption provision will be eliminated.

   Rank; Liquidation Preference. The holders of Series E Preferred Stock rank prior to the holders of common stock and prior to all other classes of capital stock hereafter established with respect to the distribution of SAFLINK's assets upon a bankruptcy, liquidation or other similar event. The liquidation preference for the Series E Preferred Stock is an amount equal to the purchase price of the Series E Preferred Stock.

   Terms of the Warrants. The Series A Warrants have an initial exercise price of $0.25 per share, which exercise price will be in effect until June 5, 2002, after which date the exercise price will increase to $0.50 per share until the warrant expires on June 5, 2006. The Series B Warrants have an initial exercise price of $0.25 per share and are exercisable for common stock at any time until December 5, 2001. The terms of the warrants issued to the placement agent are substantially similar to the Series A Warrants other than with regard to their respective initial exercise prices and expiration dates. The Warrants contain
(i) anti-dilution provisions with respect to future issuances of SAFLINK's equity securities and (ii) adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassification or similar events of SAFLINK's capital stock. Two holders of Warrants will not be issued common stock upon exercise of the Warrants, if upon such exercise such holder would beneficially own greater than 4.9% of SAFLINK's issued and outstanding shares of common stock. In addition, if the common stock's closing bid price is at least 200% of the then effective exercise price of the Warrants for a specified period of time and, subject to certain other conditions, 50% of the Warrants are redeemable by SAFLINK for cash before March 5, 2002, after which date, all Warrants will be redeemable by SAFLINK for cash. In addition, in the event of certain major transactions and subject to certain conditions, the Warrant holders are entitled to receive cash consideration in exchange for their Warrants.

   For example, if SAFLINK merges or consolidates with another corporation, each Warrant holder will be entitled to receive consideration equal to the greater of (i) a warrant to purchase the number of shares of stock to which the holder would have been entitled to receive upon such transaction had the holder exercised its Warrant prior to the transaction, or (ii) a cash amount equal to the Black Scholes Amount (as described below) times the number of shares of common stock for which the Warrant was exercisable on the date before the transaction. Furthermore, if in connection with an acquisition, SAFLINK issues capital stock involving the issuance of more than 40% of its common stock outstanding prior to that issuance, or if SAFLINK sells substantially all of its assets, then each Warrant holder shall be entitled to receive a cash amount equal to the Black Scholes Amount times the number of shares of common stock for which the Warrant was exercisable on the date before the transaction. For purposes of the Warrant, the term "Black Scholes Amount" is an amount determined by calculating the "Black-Scholes" value of an option to purchase one share of common stock on the applicable page on the Bloomberg online page, using the following variable values:

  . current market price of common stock equal to the closing trade price on the last trading day before notice of the major transaction;

  . volatility of the common stock equal to the volatility of the common stock during the 100 trading day period preceding notice of the major transaction;

  . a risk free rate equal to the interest rate on the U.S. treasury bill or note with a maturity corresponding to the remaining term of the Warrant on the date of notice of the major transaction; and

  . an exercise price equal to the exercise price on the date of notice of the major transaction.

   If this calculation function is no longer available using the Bloomberg online page, the holder shall calculate this amount in its sole discretion using the closest available alternative mechanism and variable values to those available on the Bloomberg online page.

   If, however, this Proposal 3 and Proposals 4 (Reverse Stock Split) and 6 (Amended Certificate of Designation) are approved by SAFLINK's common stockholders, those holders of Series A or B Warrants who executed the Modification Agreement will be provided with amended Warrants which will replace their existing Series A or B Warrants. The terms of the Warrants will be modified so that

  . SAFLINK will be required to pay a cash penalty to holders of the Warrants in connection with an acquisition involving the issuance of more than 40% of SAFLINK's common stock only where such acquisition does not constitute a change of control; and

  . SAFLINK's obligation to pay a cash penalty to Warrant holders in the event of a merger or consolidation will be eliminated.

   Use of Proceeds. SAFLINK will use the net proceeds from the Financing and, if any, the consideration received as payment of the exercise price of the Warrants, for working capital and general corporate purposes. In particular, SAFLINK used the net proceeds from the Financing to repay an outstanding balance of $203,000 on the November 2000 and March 2001 bridge loans. In addition, SAFLINK agreed to apply 50% of any proceeds received from the exercise of Series A and Series B Warrants towards principal and interest payments during the one year extension period of the $1,000,000 note issued to RMS Limited Partnership.

   Registration. In connection with the Purchase Agreement, SAFLINK also granted each of the Purchasers certain automatic and piggyback registration rights pursuant to a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, SAFLINK is required to file a registration statement to register the shares of common stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the Series A and Series B Warrants issued to the Purchasers (i) by June 19, 2001, if Form S-3 is available to SAFLINK, and (ii) by August 29, 2001, if Form S-3 is not available to SAFLINK. If such registration statement is not declared effective within 60 days of the closing if the Form S-3 is available to SAFLINK, or by December 31, 2001, if the Form S-3 is not available to SAFLINK, if such registration is suspended, or if the common stock is not listed or included for quotation on the Nasdaq SmallCap Market or another specified exchange after being so listed or included, SAFLINK will be required to pay a penalty of 1.5% of the Purchasers' respective purchase prices for the Series E Preferred Stock and Warrants per month. In addition, if the registration statement is not declared effective by the SEC within 160 days after the closing date, holders of the Series E Preferred Stock will be entitled to redeem for cash any of their then outstanding shares of Series E Preferred Stock unless SAFLINK is required to account for the Series E Preferred Stock as anything other than equity and the result of the accounting treatment would be the sole basis for SAFLINK's failure to satisfy the Nasdaq SmallCap Market's listing requirements, in which case the redemption provision will be of no force and effect. Furthermore, the expiration dates and pricing of the Series A and B Warrants may be adjusted depending on the availability of an effective registration statement. The expenses associated with such registration, other than underwriting discounts and commissions, will be borne by SAFLINK.

   If Proposals 3, 4 and 6 are approved by the stockholders, the Amended Certificate of Designation will be approved and the penalties relating to registration will be modified. Specifically, the cash penalties described above will be eliminated. However, the conversion price in respect of any shares of Series E Preferred Stock held by any affected holder, shall be reduced by 20% and by 1.5% for each month following December 31, 2001 during which a registration statement has not been declared effective or has been suspended (pro rated for partial months). In addition, the redemption provision applicable to the Series E Preferred Stock in the event of a registration failure will be eliminated. For more information about why the registration failure penalty will change, see Proposal 6.

Factors Affecting Current Holders of SAFLINK's Common Stock

   While the board of directors unanimously recommends approval of the issuance of the common stock to the Purchasers and is of the opinion that the issuance would be fair to, and in the best interest of, SAFLINK and its stockholders, SAFLINK's stockholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal 3.

Effect of Actual or Potential Future Conversion Below Market Price

   The Financing substantially increased the number of shares of common stock SAFLINK may issue at a price below the last reported trading price of the common stock. The issuance of common stock upon conversion of the Series E Preferred Stock and exercise of the Warrants could have a depressive effect on the market price of, and reduce trading activity in, the common stock by increasing the amount of shares of common stock outstanding. Such downward pressure could encourage short sales by certain Purchasers and others which could place further downward pressure on the price of the common stock.

Dilution

   If all of the shares of Series E Preferred Stock are converted and if the Warrants (including the warrants issued to the placement agent) are fully exercised, and assuming no adjustments to the conversion price or exercise price, and no other issuances of, or conversions or exchanges of securities into, common stock, the number of shares of outstanding common stock would increase by approximately 277% and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock. Adjustments to the conversion price of the Series E Preferred Stock or exercise prices of the Warrants would further dilute the ownership interests and voting power of existing stockholders. Certain of the Purchasers will, upon conversion of their Series E Preferred Stock and exercise of their Warrants, become significant holders of SAFLINK's common stock and as such, will have significant voting power with respect to their shares. As a result, the Purchasers may be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions. Specifically, holders of Series E Preferred Stock will, upon approval by the stockholders of this Proposal 3, be beneficial owners of more than 5% of SAFLINK's common stock.

Stockholder Approval Requirement

   SAFLINK's common stock was listed on the Nasdaq SmallCap Market. The NASD rules governing the Nasdaq Stock Market require stockholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock. Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and
(iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. Assuming immediate conversion of all of the Series E Preferred Stock beneficially owned or held by the Purchasers at the initial conversion price of $0.20 per share, and assuming immediate exercise of all the Warrants currently outstanding at their respective initial exercise prices, the total number of shares of common stock that SAFLINK would issue upon the conversion of the Preferred Stock and the exercise of the Warrants (including the warrants issued to the placement agent) would be 87,475,600 shares. As of June 5, 2001, there were 31,504,195 shares of common stock issued and outstanding. Therefore, the total number of shares of common stock to be issued upon conversion of the Series E Preferred Stock and exercise of the Warrants would constitute approximately 277% of SAFLINK's issued and outstanding common stock, well in excess of the 20% threshold. The closing price of the common stock on May 30, 2001 (the last trading day before Nasdaq Stock Market placed a trading halt on SAFLINK's common stock), as reported by the Nasdaq SmallCap Market was $0.24, which is greater than the conversion price for the Series E Preferred Stock and less than the exercise price of the Warrants. Under the rule described above, SAFLINK would be prohibited from issuing shares of common stock upon the conversion of Series E Preferred Stock or the exercise of Warrants in excess of 19.99% of the then issued and outstanding common stock, unless stockholder approval is obtained. Although SAFLINK's common stock is no longer listed on the Nasdaq SmallCap Market and therefore is not subject to the NASD's rules, SAFLINK has a contractual obligation to the Purchasers under the terms of the Financing to obtain this stockholder approval. Therefore, SAFLINK's stockholders must vote in favor of this Proposal 3 in order for the Purchasers to be able to convert their Series E Preferred Stock or exercise their Warrants without restriction based on the number of shares of common stock outstanding and SAFLINK's stock price as of date the Series E Preferred Stock and Warrants were issued.

Reasons for Financing

   The board of directors and management of SAFLINK reviewed and considered numerous financing alternatives prior to entering into the Financing. In so doing, the board considered a number of factors including:

  . SAFLINK's ability to continue operations had the Financing not been consummated;

  . the unavailability of other alternatives to the Financing due to the unfavorable capital markets environment at the time SAFLINK needed financing; and

  . the substantial increase in SAFLINK's working capital that would be supplied by the proceeds from the Financing and the prospect that, as a result of the increase in working capital from the proceeds of the Financing, SAFLINK may able to meet the Nasdaq SmallCap Market's continued listing requirements, continue its operations, and develop its products.

Principal Effects of Approval or Nonapproval

   In the event that the stockholders approve this Proposal 3 and provided that a sufficient number of shares are authorized and available for issuance, SAFLINK may issue up to 87,475,600 shares of common stock upon conversion of the Series E Preferred Stock and exercise of the Warrants (including the Warrants issued to the placement agent). In the event that the stockholders do not approve this Proposal 3, the currently issued 40,000 shares of Series E Preferred Stock and the Warrants shall remain outstanding and those shares of common stock issuable on conversion of the Series E Preferred Stock and on exercise of the Warrants will not be able to exceed 19.99% of SAFLINK's total common stock outstanding on the date prior to closing of the Financing. If this Proposal 3 is approved, but Proposal 4 (the Reverse Stock Split) is not approved, there will be insufficient authorized shares available for conversion of the Series E Preferred Stock and exercise of the Warrants according to the terms of the Financing. The Certificate of Designation currently states that if SAFLINK is unable to effect conversion of any of the Series E Preferred Stock after August 5, 2001, it will have to pay certain penalties to the affected holders. This provision will apply until the Amended Certificate of Designation is approved and filed with the Delaware Secretary of State.

  This Proposal 3, Proposal 4 (Reverse Stock Split) and Proposal 6 (Amended Certificate of Designation) must be approved by the common stockholders in order for Proposal 6 (Amended Certificate of Designation) to be approved by the holders of Series E Preferred Stock and become effective. SAFLINK is currently required to pay a cash penalty of 1.5% of the Purchasers' respective purchase prices for the Series E Preferred Stock and Warrants per month due to the recent delisting of SAFLINK's common stock from the Nasdaq SmallCap Market. If the Amended Certificate of Designation does not become effective, SAFLINK will continue to be required to pay this cash penalty as long as its common stock is not listed on the Nasdaq SmallCap Market or another specified exchange. If the Amended Certificate of Designation becomes effective, such listing suspension penalties will be eliminated. Moreover, SAFLINK is currently in breach of a term of the Financing, which requires it to continue the listing of its common stock on the Nasdaq SmallCap Market or another specified exchange and to secure and maintain listing and trading of the shares underlying the Series E Preferred Stock and Warrants on such an exchange. If this Proposal 3, Proposal 4, and Proposal 6 are approved, this term will be modified so that SAFLINK will only be required to use best efforts to meet this obligation. If this Proposal 3, Proposal 4 and Proposal 6 are not approved, the term will remain unchanged and SAFLINK will continue to be in breach of this provision as long as its stock is not listed on one of the specified exchanges. In the opinion of the board of directors of SAFLINK, a failure of the stockholders to approve this Proposal 3 will have a serious detrimental effect on SAFLINK's operations and future financing activities, which are critical to the success of SAFLINK.

                  SAFLINK'S BOARD OF DIRECTORS RECOMMENDS THAT
                   YOU VOTE "FOR" APPROVAL OF THE FINANCING.

                  PROPOSAL 4. APPROVAL OF REVERSE STOCK SPLIT

Reverse Stock Split Proposal

   In connection with the Financing, SAFLINK agreed to use its best efforts to obtain by September 30, 2001 stockholder approval to effect a reverse stock split of SAFLINK's outstanding common stock at a ratio which will be determined by the board of directors of SAFLINK in its sole discretion, provided that such ratio shall be not less than seven-to-one and not more than ten-to-one (the "Reverse Stock Split"). The exact ratio of the Reverse Stock Split will be decided by the board of directors prior to the filing of the amendment to SAFLINK's Certificate of Incorporation. The board of directors has approved a proposal to amend SAFLINK's Certificate of Incorporation and has declared the amendment to the Certificate of Incorporation to be advisable and in the best interests of SAFLINK and the stockholders and has recommended that the amendment be presented to the stockholders of SAFLINK for approval.

   Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of SAFLINK as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Exhibit D (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware or on such later date determined by the board of directors (in either case, the "Effective Date").

   The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is incorporated by reference herein.

   On the Effective Date, the Reverse Stock Split will result in the automatic conversion of every seven to ten shares of issued and outstanding common stock into one share of common stock. Fractional shares of common stock will not be issued as a result of the Reverse Stock Split, but instead, SAFLINK will round up each fractional share to the next whole post-split share. All issued and outstanding options, warrants and convertible securities will be appropriately adjusted for the Reverse Stock Split automatically on the Effective Date.

Reasons For the Reverse Stock Split Proposal

   The primary purpose of the Reverse Stock Split is:

     (i) to allow for a sufficient number of authorized shares of common stock, by reducing the number of shares of common stock outstanding, to accommodate those share of common stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the Series A and Series B Warrants issued in the Financing and upon exercise of the Warrants issued to the placement agent in the Financing, and issuable upon the exercise of already outstanding convertible securities, and

     (ii) to combine the outstanding shares of common stock so that the common stock outstanding after giving effect to the Reverse Stock Split trades at a higher price per share than the common stock outstanding before giving effect to the Reverse Stock Split.

   SAFLINK believes that the current per share price level of the common stock has reduced the effective marketability of SAFLINK's shares of common stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

   In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the common stock at its current low share price.

   In addition, if the trading price of the common stock were to remain below $1.00 per share, trading in the common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the common stock could further limit the market liquidity of the common stock and the ability of investors to trade the common stock.

   Under the existing Certificate of Designation for the Series E Preferred Stock SAFLINK would have to pay conversion default payments to holders of the Series E Preferred Stock to convert the Series E Preferred Stock into common stock because SAFLINK does not have a sufficient number of shares authorized under its certificate of incorporation to permit conversion of all of the Series E Preferred Stock. In particular, under the terms of the Series E Preferred Stock, if a holder of the Series E Preferred Stock submits his, her or its shares for conversion and SAFLINK fails or refuses to convert those shares for reasons other than the failure to obtain the requisite stockholder approval by August 5, 2001 or failure to have authorized under its certificate of incorporation and available for issuance a sufficient number of shares to permit conversion of the Series E Preferred Stock by August 5, 2001, then SAFLINK will have to pay to the holder a cash amount equal to $2.00 for each share of Series E Preferred Stock SAFLINK has not converted for each day that type of failure exists. As a result, assuming all of the shares of Series E Preferred Stock outstanding as of June 5, 2001 are presented to SAFLINK after August 5, 2001, for conversion, and SAFLINK fails to convert any of those shares, SAFLINK could have to pay up to $80,000 per day. Under the Amended Certificate of Designation this same cash penalty applies in any situation in which SAFLINK fails to convert in a timely fashion those shares of Series E Preferred Stock submitted for conversion. This is because the Amended Certificate of Designation will only be approved by the holders of the Series E Preferred Stock and be effective, if Proposals 3 (Financing), this Proposal 4 and Proposal 6 (Amended Certificate of Designation) have been approved by the holders of SAFLINK's common stock. This means that the Amended Certificate of Designation will only become effective if SAFLINK has sufficient shares of common stock available for conversion of the Series E Preferred Stock.

   For the above reasons, SAFLINK believes that the Reverse Stock Split is in the best interests of SAFLINK and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that after the Reverse Stock Split the market price of the common stock will not decrease to its pre-split levels or that the market capitalization of the common stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split.

Effect of the Reverse Stock Split Proposal

   Although SAFLINK expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposal at the Annual Meeting, the actual timing of such filing will be determined by the board of directors based upon its evaluation as to when such action is most advantageous to SAFLINK and its stockholders.

   After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of common stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of common stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of common stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately with respect to the Reverse Stock Split in accordance with their terms as of the Effective Date. SAFLINK does not believe that the immediate impact of the Reverse Stock Split will be to reduce the number of beneficial or record stockholders.

   The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of common stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

   Following the Reverse Stock Split, the number of shares of common stock outstanding will be reduced. The par value per share of the outstanding common stock will remain the same. As a result, however, of the Reverse Stock Split, the aggregate par value of SAFLINK's common stock will be reduced. The Reverse Stock Split will not affect SAFLINK's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

   The board considered reducing the number of shares of authorized common stock in connection with the Reverse Stock Split but determined that the availability of additional shares (over and above those shares that will be issued in the Financing) may be beneficial to SAFLINK in the future. The availability of additional authorized shares will allow the board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law).

   Based on the 31,516,708 shares of common stock outstanding as of August 23, 2001, the approximate number of shares of common stock that would be outstanding as a result of the Reverse Stock Split is between approximately 3,151,617 and 4,502,387.

   The Reverse Stock Split will affect all holders of common stock equally and, except for adjustments for fractional interests, will not affect any stockholder's proportionate equity interest in SAFLINK. None of the rights currently accruing to holders of the common stock will be affected by the Reverse Stock Split. Similarly, except for a proportionate adjustment in the number of shares issuable upon exercise, none of the rights currently accruing to holders of options or warrants to purchase common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the common stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding common stock immediately prior to the Effective Date.

   The Reverse Stock Split will not affect the outstanding Series E Preferred Stock except that the number of shares of common stock into which each share of Series E Preferred Stock converts shall be proportionately adjusted.

Exchange of Stock Certificates; No Fractional Shares

   The combination and reclassification of shares of common stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of SAFLINK and without regard to the date on which certificates evidencing shares of common stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, every seven to ten shares of common stock will be converted and reclassified into one share of post-split common stock. Fractional shares of common stock will not be issued as a result of the Reverse Stock Split, but instead, SAFLINK will round up each fractional interest to the next whole post-split share on the Effective Date.

   As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of common stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of common stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of common stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

   Stockholders should not submit their stock certificates for exchange until they receive a transmittal form from SAFLINK.

   As of the Effective Date, each certificate representing shares of common stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of common stock into which the shares of common stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

Federal Income Tax Consequences

   The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

   The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

   Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

   1. The Reverse Stock Split will be a tax-free recapitalization for SAFLINK and its stockholders.

   2. The shares of post-split SAFLINK common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split SAFLINK common stock held by that stockholder immediately prior to the Reverse Stock Split.

   3. A stockholder's holding period for the new SAFLINK common stock will be the same as the holding period of the old SAFLINK common stock exchanged.

Principal Effects of Nonapproval

   If Proposal 4 is not approved, resulting in there being insufficient authorized shares available to honor the conversion of all the Series E Preferred Stock then, SAFLINK will have to pay certain penalties to the holders of the Series E Preferred Stock which are unable to convert into common stock. This penalty shall equal an amount in cash equal to one percent (1%) of the Liquidation Preference of the affected Series E Preferred Stock for each day such inability to effect conversion exists. If Proposal 4 is not approved, it will also result in there being insufficient shares of common stock authorized and available for issuance upon exercise of the Warrants.

   In addition, approval of this Proposal 4 by SAFLINK's common stockholders is a condition to approval of Proposal 6 (Amended Certificate of Designation) by the holders of the Series E Preferred Stock. Proposals 3 (Financing), 4 and 6 must be approved by holders of SAFLINK's common stock in order for the holders of the Series E Preferred Stock to vote to approve Proposal 6. Accordingly, if this Proposal 4 is not approved, Proposal 6 will not be approved and the existing provisions of the Certificate of Designation will remain in effect.

                    SAFLINK'S BOARD OF DIRECTORS RECOMMENDS
                  THAT YOU VOTE "FOR" THE REVERSE STOCK SPLIT.

                 PROPOSAL 5. APPROVAL OF JOTTER NOTE CONVERSION

Background

   On December 15, 2000, SAFLINK acquired substantially all of the intellectual property and fixed assets (the "Assets") of Jotter (the "Asset Purchase Transaction"). The Assets were acquired in consideration for an agreement to issue 5,100,000 shares of common stock and an unsecured promissory note in the principal amount of $1,700,000 with a two year term (the "Jotter Note"). The Jotter Note was not convertible by its terms and conversion was not contemplated at the time of its issuance. The board of directors approved the Asset Purchase Transaction.

   Several months following the Asset Purchase Transaction, certain Purchasers in the Financing insisted on the conversion of the Jotter Note as an inducement to attract other potential investors for the Financing in a weakening market. Jotter agreed to such conversion, although the Jotter Note was not converted at that time. On April 10, 2001, SAFLINK announced that Jotter would convert the remaining balance of the Jotter Note at $1.00 per share. Accordingly, SAFLINK believes that the Jotter Note Conversion was unrelated to the Asset Purchase Transaction.

   On May 31, 2001, SAFLINK was notified by the Nasdaq Stock Market that the common stock issued to Jotter in the Asset Purchase Transaction and the common stock issuable to Jotter upon conversion of the Jotter Note would result in the issuance of common stock representing 20% or more of the outstanding shares before the Asset Purchase Transaction and therefore such issuance required stockholder approval under Nasdaq Marketplace Rule 4350(i)(1)(C)(ii)(b). To address the Nasdaq Stock Market's concern, SAFLINK, in connection with the Financing, agreed to use its best effort to obtain by October 31, 2001 stockholder approval for the Jotter Note Conversion. Although SAFLINK's common stock is no longer listed on the Nasdaq SmallCap Market and therefore is not subject to the rules governing the Nasdaq Stock Market, it has a contractual obligation to the Purchasers of the Series E Preferred Stock under the terms of the Financing to obtain this stockholder approval.

Summary of Terms of Jotter Note Conversion

   Jotter has agreed to convert the $1.64 million remaining balance of the $1.7 million Jotter Note, plus accrued interest of $33,635 into common stock at $1.00 per share. Upon the Jotter Note Conversion, Jotter will own a total of 6,770,115 shares of SAFLINK common stock, representing approximately 25.9% of SAFLINK's common stock outstanding before the Asset Purchase Transaction. The shares issued to Jotter will be held in escrow on behalf of Jotter and released in monthly distributions after Jotter satisfies certain Canadian tax obligations related to the Asset Purchase Transaction. According to the terms of the Financing, SAFLINK agreed to use its best efforts to obtain stockholder approval for the Jotter Note Conversion. The Jotter Note Conversion is not conditioned upon approval of the Financing or any other proposal to be voted on by the stockholders at the Annual Meeting.

Factors Affecting Current Stockholders

   While the board of directors unanimously recommends approval of the issuance of the common stock to Jotter and is of the opinion that the issuance would be fair to, and in the best interest of, SAFLINK and its stockholders, SAFLINK's stockholders should consider the following factors as well as other information contained in the Proxy Statement in evaluating this Proposal 5.

Effect of Actual or Potential Future Conversion Below Market Price

   The issuance of common stock upon conversion of the Jotter Note could have a depressive effect on the market price of, and reduce trading activity in, the common stock by increasing the amount of shares of common stock outstanding. Such downward pressure could encourage short sales which could place further downward pressure on the price of the common stock.

Dilution

   If the Jotter Note is converted, and assuming no other issuances of, or conversions or exchanges of securities into, common stock (other than the issuances of common stock upon the conversion of the Series E Preferred Stock and Warrants), the number of shares of outstanding common stock would increase by approximately 1.4% and dilute the ownership interests and proportionate voting power of the existing holders of common stock. Jotter will, upon conversion of the Jotter Note, increase its interest in SAFLINK's common stock and will have significant voting power. As a result, Jotter may be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

Stockholder Approval Requirement

   The NASD rules governing the Nasdaq Stock Market require stockholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of an issuer's outstanding shares of common stock or voting power prior to the issuance of such securities in connection with the acquisition of assets of another company. Specifically, NASD Rule 4350(i)(1)(C)(ii) requires that the issuer of stock secure stockholder approval, in connection with the acquisition of assets of another company, prior to an issuance where the present or potential issuance of common stock or securities convertible into common stock would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. Assuming immediate conversion of the Jotter Note, the total number of shares of common stock that SAFLINK would issue upon the conversion of Jotter Note would be 6,770,115 shares. As of December 15, 2000, there were 26,156,695 shares of common stock issued and outstanding. Therefore, if the Jotter Note Conversion were, in fact, considered part of the Asset Purchase Transaction, the total number of shares of common stock to be issued upon conversion of the Jotter Note would constitute approximately 25.9% of SAFLINK's issued and outstanding common stock, which exceeds the 20% threshold on a pre-transaction basis. Under the rule described above, SAFLINK would be prohibited from issuing shares of common stock upon the conversion of the Jotter Note unless stockholder approval is obtained. Therefore, SAFLINK's stockholders must vote in favor of this Proposal 5 in order for Jotter to be able to convert the Jotter Note. Although SAFLINK's common stock is no longer listed on the Nasdaq SmallCap Market and therefore is not subject to the NASD's rules, SAFLINK has a contractual obligation to the Purchasers under the terms of the Financing to obtain this stockholder approval.

Reasons for Jotter Note Conversion

   The board of directors unanimously approved the Jotter Note Conversion. In so doing, the board considered a number of factors including SAFLINK's ability to attract additional investors in the Financing given the lack of availability of alternative terms to the Financing due to the unfavorable environment of the capital markets at the time SAFLINK needed financing.

Principal Effects of Approval or Nonapproval

   In the event that the stockholders approve this Proposal 5, SAFLINK will issue 1,670,115 shares of common stock upon the conversion of the Jotter Note. In the event that the stockholders do not approve this Proposal 5, the currently issued Jotter Note shall remain outstanding. In the opinion of the board of directors of SAFLINK, a failure of the stockholders to approve this Proposal 5 will have a serious detrimental effect on SAFLINK's operations and future financing activities, which are critical to the success of SAFLINK.

             SAFLINK'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                       "FOR" THE JOTTER NOTE CONVERSION.

           PROPOSAL 6. APPROVAL OF AMENDED CERTIFICATE OF DESIGNATION

Background

   On July 27, 2001, SAFLINK entered into a Modification Agreement with the Purchasers of the Series E Preferred Stock and Warrants in the Financing in order to:

  . extend certain dates by which SAFLINK had committed to meet obligations with respect to the Purchasers; and

  . eliminate those features of the Series E Preferred Stock and Warrants that would prevent the proceeds of the Financing from being treated as equity for financial accounting purposes.

   A number of these changes are reflected in the Amended Certificate of Designation for SAFLINK's Series E Preferred Stock, which is proposed by the board of directors to be approved and adopted by holders of SAFLINK's common stock and holders of the Series E Preferred Stock.

   Under the Modification Agreement, certain amendments to the terms of the Financing as described in Proposal 3 became effective immediately upon execution of that agreement by two-thirds of the Purchasers; others, including those reflected in the Amended Certificate of Designation, will only become effective upon approval of Proposal 3 (Financing), Proposal 4 (Reverse Stock Split) and this Proposal 6 at the Annual Meeting. Approval of this Proposal 6 requires that it be approved by a majority of the outstanding shares of common stock entitled to vote, as well as by two-thirds of the outstanding shares of Series E Preferred Stock, voting separately. The holders of two-thirds of the Series E Preferred Stock have indicated that if the requisite number of SAFLINK's common stockholders approve Proposal 6, in addition to Proposals 3 and 4, they will vote to approve Proposal 6. The rationale for this contingency is that if Proposals 3 and 4 are approved, it would mean that

  . SAFLINK would be able to issue more than 19.99% of its common stock upon conversion of the Series E Preferred Stock and exercise of the Warrants (Proposal 3); and

  . SAFLINK would have a sufficient number of shares of common stock authorized to be able to convert all of the outstanding Series E Preferred Stock and to issue upon exercise of all the Warrants (Proposal 4).

   If SAFLINK is in a position, due to approval of Proposals 3 and 4, to honor the above terms of the Financing, then the holders of the Series E Preferred Stock will vote to approve Proposal 6 and SAFLINK will be able to file the Amended Certificate of Designation with the Delaware Secretary of State.

   SAFLINK's Certificate of Designation for its Series E Preferred Stock designates 40,000 shares of SAFLINK's preferred stock as Series E Preferred Stock and sets forth the preferences, rights and limitations associated with the Series E Preferred Stock. For the full text of the Certificate of Designation, refer to Exhibit C to this proxy statement. SAFLINK's board of directors has adopted resolutions proposing that the Certificate of Designation be amended to

  . eliminate SAFLINK's obligation to pay a 125% premium to holders of Series
    E Preferred Stock in the event of a merger or consolidation (see Section 4(g)(i) of Exhibit C for the full text of this provision);

  . modify SAFLINK's obligation to pay a 125% premium to holders of Series E
    Preferred Stock in connection with an acquisition such that this premium is payable only in connection with an acquisition not constituting a change of control involving the issuance of more than 40% of SAFLINK's common stock (see Section 4(g)(i) of Exhibit E for the full text of this provision);

  . eliminate the redemption provision in the event of a registration failure
    (see Section 6 of Exhibit C for the full text of this provision);

  . modify the penalty provision associated with SAFLINK's failure to register the common stock underlying the Series E Preferred Stock by December 31, 2001, so that upon such failure the conversion price of the Series E Preferred Stock will be reduced by 20% and if such failure continues the conversion price will be reduced an additional 1.5% for each month thereafter the failure continues (pro rated for partial months). This amendment allows SAFLINK a longer period within which to register the common stock underlying the Series E Preferred Stock; the conversion price reduction penalty is in lieu of a cash penalty under the existing Certificate of Designation (see Section 4(h) of Exhibit E, the Amended Certificate of Designation, for the full text of this provision);

  . modify the conversion default payment provision (see Section 5 of Exhibit
    E for the full text of this provision); and

  . make other conforming changes to the Certificate of Designation to reflect the approval of the Financing and to extend the dates by which time stockholders approvals shall have been obtained by SAFLINK's stockholders.

   The board of directors has determined that these amendments are advisable and in the best interests of SAFLINK and its stockholders and has recommended that the amendments be submitted to the stockholders for their approval. Exhibit E to this proxy statement contains the proposed Amended Certificate of Designation.

Reasons for Amendment of the Certificate of Designation

   As discussed above, the main purpose of the amendment to the Certificate of Designation is to remove those features of the Series E Preferred Stock and Warrants that would cause the proceeds of the Financing not to be treated as equity for financial accounting purposes. In addition, a number of conforming changes to the Certificate of Designation will be made if the amendment is approved to reflect the amended terms of the Financing. Specifically:

  . SAFLINK proposes to delete original Section 4(g)(i) of the Certificate of Designation, which obligates SAFLINK to pay a 125% premium to holders of Series E Preferred Stock in the event of a merger or consolidation, because such a liquidation right may be treated as a right of redemption which, in turn, may cause the proceeds of the Financing not to be treated as equity. The redemption feature in the event of a registration failure set forth in Section 6 of the Certificate of Designation is proposed to be deleted for the same reason.

  . SAFLINK proposes to amend Section 4(g)(i) to require that it be obligated to pay a 125% premium to holders of Series E Preferred Stock only in connection with an acquisition involving the issuance of more than 40% of SAFLINK's common stock, where such transaction does not constitute a change of control, so that the trigger for the penalty would be an event within SAFLINK's control. If an event that triggers such a premium is outside of a company's control, it may cause the proceeds received from the sale of the stock not to be treated as equity for financial accounting purposes. The existing provision requires SAFLINK to pay the 125% premium to holders of Series E Preferred Stock in connection with any acquisition involving the issuance of more than 40% of SAFLINK's common stock (whether or not this issuance involves a change of control of SAFLINK) or the sale of substantially all of SAFLINK's assets.

  . The terms of the Financing currently contain a penalty provision providing for cash payment to the holders of the Series E Preferred Stock if SAFLINK fails to cause the registration statement registering the common stock underlying the Series E Preferred Stock and the Warrants to be declared effective by December 31, 2001. Because the incurrence of this cash penalty is outside of SAFLINK's control, it may cause the proceeds of the Financing to be treated as other than equity for financial accounting purposes. For this reason, SAFLINK proposes to replace this cash penalty provision. Accordingly, as set forth in Section 4(h) of the Amended Certificate of Designation, if SAFLINK fails to cause the registration statement registering the common stock underlying the Series E Preferred Stock and the Warrants to be declared effective by December 31, 2001, then the conversion price in respect of any shares of Series E Preferred Stock held by an affected holder will be reduced by 20% and for each month thereafter during the period beginning on and including the date of such failure through and including the date on which such failure is cured, the conversion price will be reduced by 1.5% (pro rated for partial months).

  . SAFLINK proposes to amend the conversion default provision of the Certificate of Designation (see Section 5 of the Certificate of Designation) so that if SAFLINK fails, for any reason, to convert in a timely manner those shares of Series E Preferred Stock submitted for conversion, it will be required to pay each affected holder a cash penalty identical to that contained in the existing Certificate of Designation. This modification eliminates the current language that protects SAFLINK from having to pay a penalty for failure to convert where stockholder approval of Proposal 3 (Financing) and Proposal 4 (Reverse Stock Split) has not been obtained by August 5. This change is in effect a conforming change because the Amended Certificate of Designation will only be approved if Proposals 3 and 4 are approved.

Conditions to Approval

   If Proposals 3 (Financing) and 4 (Reverse Stock Split) and this Proposal 6 are not approved by SAFLINK's common stockholders, the holders of Series E Preferred Stock will not vote to approve the Amended Certificate of Designation. If these holders, who together make up two-thirds of the holders of the outstanding Series E Preferred Stock, do not vote in favor of this Proposal 6, then the Amended Certificate of Designation will not be approved.

Principal Effects of Nonapproval

   If SAFLINK's stockholders do not approve the amendment to the Certificate of Designation, then the proceeds of the Financing will likely not be treated as equity for financial accounting purposes. In addition, SAFLINK is currently required to pay a cash penalty of 1.5% of the Purchasers' respective purchase prices for the Series E Preferred Stock and Warrants per month due to the recent delisting of SAFLINK's common stock from the Nasdaq SmallCap Market. If the Amended Certificate of Designation does not become effective, SAFLINK will continue to be required to pay this cash penalty as long as its common stock is not listed on the Nasdaq SmallCap Market or another specified exchange. If the Amended Certificate of Designation becomes effective, such listing suspension penalties will be eliminated. Moreover, SAFLINK is currently in breach of a term of the Financing, which requires it to continue the listing of its common stock on the Nasdaq SmallCap Market or another specified exchange and to secure and maintain listing and trading of the shares underlying the Series E Preferred Stock and Warrants on such an exchange. If Proposal 3, Proposal 4, and this Proposal 6 are approved, this term will be modified so that SAFLINK will only be required to use best efforts to meet this obligation. If this Proposal 6 is not approved, the term will remain unchanged and SAFLINK will continue to be in breach of this provision as long as its stock is not listed on one of the specified exchanges.

    SAFLINK'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF AMENDMENT OF THE CERTIFICATE OF DESIGNATION FOR THE SERIES E PREFERRED STOCK.

                PROPOSAL 7. APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to stockholder ratification, the board, on the recommendation of the Audit Committee, has appointed KPMG LLP to continue as its independent auditors for the fiscal year ending December 31, 2001.

   KPMG LLP has been SAFLINK's independent auditors since April 2000. A representative from KPMG LLP is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions.

   On April 24, 2000, SAFLINK dismissed Ernst & Young LLP ("E & Y") as the principal accountant engaged to audit SAFLINK's consolidated financial statements. The audit report of E & Y on the consolidated financial statements of SAFLINK as of and for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

   During SAFLINK's two most recent fiscal years and the subsequent interim period through April 24, 2000, there were no disagreements with E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E & Y, would have caused it to make reference to the subject matter of the disagreement in connection with its report. SAFLINK requested that E & Y furnish us with a letter to the SEC stating whether E & Y agreed with the above statements. E & Y's letter dated April 27, 2000 is attached as
Exhibit 16.1 to SAFLINK's 8-K that was filed with the SEC on April 27, 2000, and is incorporated herein by reference.

   On April 24, 2000, SAFLINK engaged KPMG LLP as the principal accountant to audit SAFLINK's consolidated financial statements. During the two most recent fiscal years and the subsequent interim period through April 24, 2000, SAFLINK did not consult KPMG LLP regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on SAFLINK's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event. The decision to change certifying accountants was approved by the board of directors.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our financial statements for the 2000 fiscal year and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the 2000 fiscal year were $93,491.

Financial Information Systems Design and Implementation Fee

   KPMG did not render any services to SAFLINK for financial information systems design and implementation during the 2000 fiscal year.

All Other Fees

   The aggregate fees billed for all other services rendered by KPMG LLP to SAFLINK during the 2000 fiscal year, exclusive of those services described above were $171,120. These services consisted of tax services, acquisition and other audits, audits of employee benefit plans and internal audit services. During fiscal 2000, SAFLINK also paid E & Y $15,925 for non-audit services primarily relating to the provision of consents and tax services. The Audit Committee of the board of directors has considered whether KPMG's provision of services other than services rendered in connection with the audit of SAFLINK's annual financial statements is compatible with maintaining KPMG LLP's independence.

 THE BOARD  RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION  OF KPMG
  LLP AS  SAFLINK'S INDEPENDENT AUDITORS. IF THE STOCKHOLDERS  DO NOT RATIFY
   THIS APPOINTMENT, OTHER  INDEPENDENT AUDITORS WILL BE  CONSIDERED BY THE
    BOARD    UPON     RECOMMENDATION     OF    THE     AUDIT    COMMITTEE.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the board of directors was composed of three independent outside directors. Francis R. Santangelo was a member of the Audit Committee until his resignation from the board due to health problems, in May 2001. Glenn L. Argenbright replaced Mr. Santangelo on the Audit Committee until his appointment on June 8, 2001, to become the Interim President and Interim Chief Executive Officer of SAFLINK. Bradley D. Galinson will be nominated to replace Mr. Rosenblatt on the Audit Committee upon his election as a director of SAFLINK. Effective August 3, 2001, Mr. Alcalde resigned from the board of directors, thereby vacating his position on the Audit Committee. To date, no one has been nominated to fill the vacancies left on the Audit Committee by Mr. Argenbright's and Mr. Alcalde's resignation. The Audit Committee has prepared the following report on its activities with respect to SAFLINK's audited financial statements for the fiscal year ended December 31, 2000.

  . The Audit Committee has reviewed and discussed the audited financial statements with management;

  . The Audit Committee has discussed with KPMG LLP, SAFLINK's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61 and KPMG LLP has documented this disclosure in a letter to the Audit Committee required by Independence Standards Board Standard No. 1; and

  . Based on the review and discussions referred to above and relying thereon, the Audit Committee has recommended to the board of directors that the audited financial statements be included in SAFLINK's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000, for filing with the SEC.

   Signed and adopted by the Audit Committee this 3rd of July, 2001.

                                          Robert J. Rosenblatt

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

   Our directors, officers and employees will be granted stock options under the 2000 Stock Incentive Plan being presented for stockholder approval in Proposal 2, if our stockholders approve Proposal 2. Specifically, options were granted under the 2000 Stock Incentive Plan, subject to stockholder approval, to Messrs. Alcalde and Devine on May 21, 2001.

   With respect to Proposal 3, since Messrs. Anthony and Shepperd and RMS Limited Partnership did not elect to participate in the Financing, proceeds from the Financing have been used in part to repay their bridge loans to SAFLINK. In addition, in connection with the Financing, RMS Limited Partnership agreed to extend its $1,000,000 bridge note and accrued interest for an additional 12 months and SAFLINK agreed to apply 50% of any proceeds received from the exercise of Series A and Series B Warrants issued in the Financing towards principal and interest payments of the RMS note during the extension period. In addition, with respect to Proposals 3 and 6, Glenn L. Argenbright, the current Interim Chief Executive Officer and Interim President and Chairman of the Board of SAFLINK, Margaret Argenbright, Mr. Argenbright's mother, Spotlight Interactive, Inc. (of which Messrs. Argenbright and Oyer are directors) and Ken Wilton, chairman of the board of Jotter, purchased shares of Series E Preferred Stock and Series A Warrants in the Financing.

   With respect to Proposal 5, Glenn L. Argenbright, the current Interim Chief Executive Officer and Interim President and Chairman of the Board of SAFLINK, served as President and Chief Executive Officer of Jotter from December 1999 until June 2001. Steven M. Oyer, the current Interim Chief Financial Officer of SAFLINK, is currently a director of Jotter. Robert M. Smibert, a director of SAFLINK, jointly with his spouse, owns approximately 25% of Jotter's common stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

   This document includes information relating to SAFLINK that has not been delivered or presented to you, but is "incorporated by reference" which means that we disclose information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered a part of this Proxy Statement, except for any information superseded by information provided to you in this Proxy Statement. SAFLINK is incorporating the following documents by reference, which contain important information about SAFLINK and its finances:

  . SAFLINK's Annual Report on Form 10-K for the year ended December 31,
    2000, filed with the SEC on April 17, 2001, and amended as of April 30, 2001, and June 22, 2001, and which is delivered to you with this Proxy Statement; and

  . SAFLINK's Current Report on Form 8-K, filed with the SEC on April 27,
    2000.

   SAFLINK will provide any document incorporated into this Proxy Statement by reference without change to each person to whom this is delivered upon the request of such person to: Chief Financial Officer, SAFLINK Corporation, 11911 N.E. 1st Street, Suite B-304, Bellevue, WA 98005, (425) 278-1100.

                             STOCKHOLDER PROPOSALS

   In order to be eligible for inclusion in SAFLINK's Proxy Statement for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporate Secretary of SAFLINK at its executive offices by December 7, 2001. Any stockholder proposals received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. Proxies received in respect of common stock to be voted at the 2001 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by stockholders after December 7, 2001.

                                 OTHER BUSINESS

   It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

                                          By Order of the Board

                                          /s/Steven M. Oyer

                                          Steven M. Oyer
                                          Interim Chief Financial Officer

                                          /s/Ann M. Alexander

                                          Ann M. Alexander
                                          Corporate Secretary
Dated: August 31, 2001

                                                                       EXHIBIT A

                              SAFLINK CORPORATION

                            AUDIT COMMITTEE CHARTER

   One committee of the board of directors will be known as the audit committee. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship.

   The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

General Responsibilities

  1. The audit committee provides open avenues of communication among the operational auditors, the independent accountant and the board of directors.

  2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

  3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

  4. The committee will meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

  5. The committee will do whatever else the law, the company's charter or bylaws or the board of directors require.

Responsibilities for Engaging Independent Accountants and Appointing the Operational Auditor

  1. The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee will also review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

  2. The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of operational audit.

  3. The audit committee will confirm and assure the independence of the operational auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

  4. The audit committee will consider, in consultation with the independent accountant and the director of operational audit, the audit scope and procedural plans made by the operational auditors and the independent accountant.

  5. The audit committee will listen to management and the primary independent auditor if either think there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

  6. The audit committee will make sure that the director of operational audit and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

Responsibilities for Reviewing Operational Audits, the Annual External Audit and the Review of Quarterly and Annual Financial Statements

  1. The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

  2. The audit committee will ask management, the director of operational auditing and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

  3. The audit committee will review the following with the independent accountant and the director of operational audit.

    (a) The adequacy of the company's internal controls, including computerized information system controls and security.

    (b) Any significant findings and recommendations made by the independent accountant or operational audit together with management's responses to them.

  4. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

    (a) The company's annual financial statements and related footnotes.

    (b) The independent accountant's audit of and report on the financial statements.

    (c) The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

    (d) Any serious difficulties or disputes with management encountered during the course of the audit.

    (e) Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

  5. The audit committee will consider and review with management and the director of Operational audit.

    (a) Any significant findings during the year and management's responses to them.

    (b) Any difficulties the Operational auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

    (c) Any changes to the planned scope of management's operational audit plan that the committee thinks advisable.

    (d) The operational audit department's budget and staffing.

    (e) The operational audit department's charter.

    (f) Whether the operational audit department has complied with the Institute of Internal Auditing's Standards for the Professional Practice of Operational Auditing.

  6. The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

  7. The audit committee will review the interim financial reports with management, the independent accountant and the director of operational audit before those interim reports are released to the public or filed with the SEC or other regulators.

  8. The audit committee will prepare a letter for inclusion in the Company's proxy statement that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

Periodic Responsibilities

  1.  Review and update the committee's charter annually.

  2. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the operational auditor or the independent accountant.

  3. Review, with the director of operational audit and the independent accountant, the results of their examinations of compliance with the Company's code of conduct.

  4. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

  5. Meet with the director of operational audit, the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

   Note: All references to operational auditor and operational audit department will become operative when the Company either hires an operational auditor or retains the services of an independent firm to perform such services.

                                                                       EXHIBIT B

                              SAFLINK CORPORATION

                     2000 STOCK INCENTIVE PLAN, AS AMENDED

   1. Purposes of the Plan. The purposes of this SAFLINK Corporation 2000 Stock Incentive Plan, as amended are:

  . to attract and retain the best available personnel for positions of substantial responsibility;

  .  to provide additional incentive to Employees, Directors and Consultants;
     and

  .  to promote the success of the Company's business.

   Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

   2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Cause" means (i) an act of personal dishonesty committed by the Optionee in connection with his or her responsibilities as a Service Provider, which is intended to result in substantial personal enrichment of the Optionee; (ii) a felony conviction of the Optionee; (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company; or (iv) following delivery to the Optionee of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Optionee has not substantially performed his duties, a continued violation by the Optionee of the Optionee's obligations to the Company which are demonstrably willful and deliberate on the Optionee's part. Notwithstanding the foregoing, however, Cause shall be determined with respect to any foreign Service Provider in accordance with Applicable Laws in the appropriate foreign country or jurisdiction.

    (e) "Change of Control" means the occurrence of any of the following events:

      (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities who is not already such as of the Effective Date; or

      (ii) Consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

      (iii) Consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 35% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

      (iv) A change in the composition of the Board, occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of Directors.

    (f) "Code" means the Internal Revenue Code of 1986, as amended.

    (g) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (h) "Common Stock" means the common stock of the Company.

    (i) "Company" means SAFLINK Corporation, a Delaware corporation.

    (j) "Consultant" means any person, including an advisor, engaged by the Company or by a Parent or Subsidiary to render services to such entity.

    (k) "Director" means a member of the Board.

    (l) "Disability" means total and permanent disability as defined in
        Section 22(e)(3) of the Code.

    (m) "Effective Date" means the effective date of this Plan as determined in accordance with Section 7.

    (n) "Employee" means any person, including an Officer, who is employed by the Company or by any Parent or Subsidiary. A Service Provider shall not cease to be an Employee in the event of (i) any leave of absence approved by the Company or (ii) any transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to classify an individual as an Employee.

    (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for such stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (iii) In the absence of an established market for the Common Stock, the value as determined in good faith by the Administrator.

    (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (s) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of a grant of an individual Option or Stock Purchase Right. The Notice of Grant is part of the Option Agreement.

    (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (u) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option that is granted pursuant to the Plan.

    (v) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (w) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (x) "Optioned Stock" means the Common Stock that is subject to an Option or Stock Purchase Right.

    (y) "Optionee" means the holder of an outstanding Option or Stock Purchase Right that is granted under the Plan.

    (z) "Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (aa) "Plan" means this SAFLINK Corporation 2000 Stock Incentive Plan, as amended.

    (bb) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

    (cc) "Restricted Stock Purchase Agreement" means a written agreement between the Company and an Optionee evidencing the terms and restrictions that apply to Common Stock purchased under a Stock Purchase Right. A Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (ee) "Section 16(b) " means Section 16(b) of the Exchange Act.

    (ff) "Service Provider" means an Employee, Director or Consultant.

    (gg) "Share" means a share of Common Stock, as adjusted in accordance with Section 13 of the Plan.

    (hh) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (ii) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,000,000 Shares. However, at the time of each new issuance during the term of this Plan of Shares of Common Stock (excluding Shares of Common Stock issued on conversion or exercise of convertible securities) or securities convertible into Shares of Common Stock ("Convertible Securities") an additional number of Shares shall become available to be optioned and sold under the Plan so that the maximum aggregate number of Shares shall be equal to the lesser of (i) 15,000,000 Shares or (ii) 20% of the sum of the outstanding Shares of Common Stock plus the number of Shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Securities on such date. For purposes of the limitations that are contained in the preceding sentence on the maximum aggregate number of Shares that may be optioned and sold under this Plan, Shares that may be optioned and sold under the 1992 Stock Incentive Plan of the Company or under any other plan or non-plan arrangement under which Shares of Common Stock may be optioned and sold as incentive compensation to any Service Provider shall be considered to be available for option and sale under this Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

      (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      (iii) Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

      (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be organized to satisfy Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i)to determine the Fair Market Value;

      (ii) to select the Employees, Directors and Consultants to whom Options and Stock Purchase Rights may be granted hereunder;

      (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

      (iv) to approve forms of agreement for use under the Plan;

      (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right if such Fair Market Value shall have declined since the date the Option or Stock Purchase Right was granted;

      (vii) to institute an Option Exchange Program;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under Applicable Laws of foreign jurisdictions;

      (x) to modify or amend any Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to accelerate the vesting of any Option or Stock Purchase Right or to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator; and

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

   5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors or Consultants. Incentive Stock Options may be granted only to Employees.

   6. Limitations.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider, nor shall they interfere in any way with the Optionee's right or the Company's right, as applicable, to terminate such relationship at any time, with or without Cause.

    (c) The following limitations shall apply to grants of Options:

      (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

      (ii) In connection with his or her commencement of service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

      (iii) The foregoing limitations shall be subject to the limit on the maximum aggregate number of Shares with respect to which Options may be granted hereunder pursuant to Section 3, and shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

      (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

   7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of 10 years unless terminated earlier under Section 15 of the Plan.

   8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Option Agreement.

   9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

              (A) granted to an Employee who, at the time the Incentive Stock
                  Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) consideration received by the Company under a cashless exercise program;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

   10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in
      Section 13 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In no event may an Optionee exercise an Option following such Optionee's termination as a Service Provider for Cause.

    (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. If an Optionee dies while a Service Provider, or during the period specified pursuant to paragraph (b) or (c) above during which the Optionee may exercise the Option following the Optionee's termination as a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee's death. The Option may be exercised within the applicable time period by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   11. Stock Purchase Rights.

    (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan; provided, however that in no event may Stock Purchase Rights be issued in any fiscal year of the Company for more than 10% of the total Shares available for issuance hereunder, in the aggregate, on the first day of such fiscal year. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant to the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Optionee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in
        Section 13 of the Plan.

   12. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator or required by the provisions of applicable law, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

   13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock which have been authorized for issuance under the Plan, including Shares as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added to the Shares reserved under the Plan (pursuant to Section 3(i)), and the number of Shares that are covered by each outstanding Option and Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares that are subject to an Option or Stock Purchase Right.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until 10 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to any or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        Notwithstanding the foregoing, if an Optionee's status as a Service Provider is terminated for reasons other than Cause within 12 months following a Change of Control, then the vesting and exercisability of each of the Optionee's outstanding Options and Stock Purchase Rights shall accelerate upon such termination with respect to 100% of the then unvested Shares subject to or acquired under each such Option or Stock Purchase Right.

   14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination to grant such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

   15. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options and Stock Purchase Rights granted under the Plan prior to the date of such termination.

   16. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws, and such issuance and delivery shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

   17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                                                       EXHIBIT C

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                            SERIES E PREFERRED STOCK

                              SAFLINK CORPORATION

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

   SAFLINK Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") and the undersigned officers of the Corporation, do hereby certify that (i) the Corporation is authorized by its Certificate of Incorporation to issue 1,000,000 shares of Preferred Stock, $.01 par value per share, and pursuant thereto has determined to issue 40,000 shares of a series of Preferred Stock which shall be designated and known as "Series E Preferred Stock," and (ii) the following resolution was duly adopted by the members of the Board of Directors of the Corporation on May 21, 2001:

   RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of the Preferred Stock of the Corporation, which series is hereby designated "Series E Preferred Stock" (referred to herein as "Series E Preferred Stock") consisting of 40,000 shares, par value $.01 per share, and hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the Series E Preferred Stock of the Corporation as follows:

   1. Voting Rights. The holders of Series E Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation, except as required by applicable law, provided the holders of a majority of interest of the Series E Preferred Stock shall be entitled to elect two members to the Corporation's Board of Directors.

   2. Dividend Provisions. The Series E Preferred Stock will bear no dividends.

  3. Liquidation Preference.

    (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series E Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution of Junior Securities but in parity with any distribution with any Parity Securities, an amount per share equal to $200 for each such share of Series E Preferred Stock (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock and Parity Securities shall be insufficient to permit payment in full of the Liquidation Preference, then the entire assets and funds of the Corporation shall be distributed among the holders of the Series E Preferred Stock and the holders of Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate(s) of designation of preferences.

         The term "Senior Securities" shall refer to any class or series of preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked senior (with the consent of the holders as provided in Section 7) to Series E Preferred Stock.

         The term "Parity Securities" shall refer to any class or series of preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked on parity with Series E Preferred Stock.

         The term "Junior Securities" shall refer to Common Stock, any class or series of preferred stock issued after the Original Issue Date or any security or right convertible into or entitling the holder to receive shares of Common Stock.

    (b) Upon the completion of the distribution required by subsection 3(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificates(s) of designation of preferences.

    (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this section.

   4. Conversion Rights. The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

    (a) Conversion.

      (i) Subject to the limitations set forth in Section 4(b), each outstanding share of Series E Preferred Stock may be converted upon the election of a holder thereof into shares of Common Stock of the Corporation at any time after the date of the issuance of such share. Each share of Series E Preferred Stock may be converted at the office of the Corporation, or any transfer agent for such stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference by the Conversion Price. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series E Preferred Stock (the "Conversion Price") shall be equal to $0.20 per share. The Conversion Price shall be subject to adjustment as hereinafter provided.

      (ii) Subject to the limitations set forth in Section 4(b), each share of Series E Preferred Stock outstanding on the third
           anniversary of June   , 2001 (the "Original Issue Date") shall
           automatically be converted into the right to receive that number of shares of Common Stock which would otherwise have been issuable to the holder thereof if such holder had delivered the Conversion Notice (as hereinafter defined) and such date was the Conversion Date (as hereinafter defined). Thereafter, all shares of the Series E Preferred Stock shall cease to be outstanding and shall have the status of authorized but unissued shares of undesignated shares of Preferred Stock.

    (b) Limitation on Conversions. The conversion of shares of Series E Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

      (i) Cap Amount. Prior to Stockholder Approval and regardless of whether shares of the Corporation's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, in no event shall the total number of shares of Common Stock issued upon conversion of the Series E Preferred Stock and exercise of the Series A Warrants and Series B Warrants (as defined in the Securities Purchase
          Agreement, dated June    , 2001, by and among the Corporation
          and certain purchasers ("Securities Purchase Agreement") exceed the maximum number of shares of Common Stock that the Corporation can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the Original Issue Date, shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the Closing (as defined in the Securities Purchase Agreement) (or any such higher number as the rules permit). The foregoing restriction shall not apply to the extent waived, modified, not applicable or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

      (ii) Share Authorization. The Corporation shall, in the proxy statement circulated by the Corporation in connection with the Corporation's next annual meeting of stockholders ("Proxy Statement"), but in no event later than July 31, 2001, solicit by proxy the authorization (the "Stockholder Approval") (a) by the required vote under Nasdaq Rule 4350 of the stockholders of the Corporation of the issuance of shares of Common Stock upon conversion of shares of the Series E Preferred Stock pursuant to the terms hereof and the exercise of the Series A Warrants and the Series B Warrants pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock (b) if necessary and to the extent effected by stockholder vote, to eliminate any prohibitions (including pursuant to Nasdaq Rule 4350) under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount, and (c) authorization by the required vote under the Delaware General Corporation Law to approve the Reverse Stock Split (as defined in the Securities Purchase Agreement). The Corporation shall use its best efforts to obtain the Stockholder Approval no later than July 31, 2001.

    (c) Mechanics of Conversion.

      (i) Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, on a date as soon as practicable thereafter but in no event more than three (3) business days after the Conversion Date (the "Delivery Period"), issue and deliver at such office to such holder of Series E Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series E Preferred Stock to be converted (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

      (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series E Preferred Stock shall not be deemed to have converted such Series E Preferred Stock until immediately prior to the closing of such sale of securities.

    (d) Adjustments to Conversion Price for Certain Diluting Issues.

      (i) Special Definitions. For purposes of this subsection (d), the following definitions apply:

              (1) "Options" shall mean rights, options (excluding options issued to officers, directors or employees of or consultants to the Corporation pursuant to any stock option plan as currently in existence and the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors), or warrants to subscribe for, purchase or otherwise acquire either Junior Securities or Convertible Securities.

              (2) "Convertible Securities" shall mean any evidence of
                  indebtedness, shares (other than Common Stock), any series of Preferred Stock (other than Series E Preferred Stock) or other securities convertible into or exchangeable for Junior Securities.

              (3) "Additional Shares of Common Stock" shall mean all shares of
                  Common Stock issued (or, pursuant to subsection (d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                  (A) upon conversion of shares of Series E Preferred Stock;

                  (B) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans, as currently in existence, or the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors;

                  (C) as a dividend or distribution on Series E Preferred
                      Stock; or

                  (D) for which adjustment of the Conversion Price is made
                      pursuant to subsection 4(d)(iv) below.

      (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Series E Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series E Preferred Stock, in effect immediately prior to the date of such issue.

      (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case Additional Shares of Common Stock shall be deemed to have been issued:

              (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities;

              (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease in proportion to its effect on such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock);

              (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the

                 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange.

              (4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

      (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue (a "Dilutive Issuance", and such Dilutive Issuance price being referred to as the "Dilutive Price") and (x) if the Dilutive Issuance occurs prior to the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to the Dilutive Price, or (y) if the Dilutive Issuance occurs on or after the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

            For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series E Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

      (v) Determination of Consideration. For purposes of this subsection
          (d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (1) Cash and Property. Such consideration shall:

                  (A) insofar as it consists of cash, be computed at the
                      aggregate amount of cash received by the Corporation excluding amounts paid for accrued interest or accrued dividends;

                  (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of receipt of such property, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock; and

                  (C) in the event Additional Shares of Common Stock are
                      issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock.

                  (D) with respect to (B) and (C), in the event that the Board and the holders of a majority in interest of the Series E Preferred Stock cannot reach a determination as to the computation of such consideration, then the Corporation shall promptly appoint its independent certified public accountants to make such determination as promptly as practical.

              (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                  (A) the total amount, if any, received or receivable by the
                      Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities by

                  (B) the maximum number of shares of Common Stock (as set
                      forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

    (e) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for Series E Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the

       Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in any amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

    (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection (c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series E Preferred Stock immediately before the change.

    (g) Major Transactions.

      (i) If the Corporation shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder shall thereafter be entitled to receive consideration, in exchange for each share of Series E Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such holder: (x) the number of shares of stock or securities or property of the Corporation, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon conversion of such shares of Series E Preferred Stock would have been entitled upon such transaction had the holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on either (i) the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of the consummation of such transaction, or (ii) the date immediately prior to the closing of such transaction, and (y) 125% of the Liquidation Preference of such shares of Series E Preferred Stock in cash; and the Corporation shall make lawful provision therefor as a part of such transaction.

      (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period the Corporation shall issue capital stock representing in excess of forty percent (40%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Corporation shall sell all or substantially all of its assets, then each holder shall, at the option of each such holder, be entitled to receive consideration, in exchange for each share of Series E Preferred Stock held by it, in an amount equal to 125% of the Liquidation Preference of such shares of the Series E Preferred Stock in cash, and the Corporation shall make lawful provision therefor as a part of such transaction.

      (iii) No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Corporation shall deliver written notice ("Notice of Major Transaction") to each holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the

          Corporation's sending such notice by telecopy (provided that the Corporation sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which such holder would receive under clause (i) of this Section 4(g).

            Notwithstanding anything in this Section 4(g) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Series E Preferred Stock and such Series E Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

    (h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

    (i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this
        Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series E Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series E Preferred Stock.

    (j) Notices of Record Date. In the event that the Corporation shall propose at any time; (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series E Preferred Stock;

              (1) at least twenty (20) days prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
                  (iii) and (iv) above; and

              (2) in the case of the matters referred to in (iii) and (iv)
                  above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their

                 Common Stock for securities or other property deliverable upon the occurrence of such event).

    (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

  5. Failure to Satisfy Conversions.

    (a) Conversion Default Payments. If, at any time, (x) a holder submits a Conversion Notice (or is deemed to submit such notice) and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Cap Amount, for which failure the holders shall have the remedies set forth elsewhere herein) to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount in cash equal to
        (i) one percent (1%) of the Liquidation Preference of the Series E Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Liquidation Preference of all outstanding Series E Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists. The payments to which a holder shall be entitled pursuant to this Section 5 are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be made no later than the fifth (5th) business day following written demand by a holder for payment therefor. Notwithstanding the foregoing, the Corporation shall not be obligated to make Conversion Default Payments if the applicable Conversion Default results solely from the Corporation's failure to obtain Stockholder Approval within the first two (2) months following the Closing (as defined in the Securities Purchase Agreement) or failure to have authorized under its Certificate of Incorporation and available for issuance a sufficient number of shares of Common Stock to permit the conversion of Series E Preferred Stock subject to a Conversion Notice within the first two (2) months following the Closing (as defined in the Securities Purchase Agreement).

    (b) Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the third (3rd) day after the expiration of the Delivery Period with respect to a conversion of Series E Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Cap Amount, for which failure the holders shall have the remedies set forth elsewhere herein), then the Conversion Price in respect of any shares of Series E Preferred Stock held by the affected holder, in the case of a Conversion Default of the type described in clause (x) of Section 5(a), or by all holders, in the case of a Conversion Default of the type described in clause (y) of
        Section 5(a), shall thereafter be reduced by five percent (5%) per month (prorated for days less than a month) during the period beginning on, and including, such date of Conversion Default through and including the day on which such Conversion Default is cured.

   6. Redemption.

    (a) Redemption Event. A "Redemption Event" means the following:

      (i) the Corporation's Registration Statement (as defined in the Registration Rights Agreement, dated June 5, 2001, by and among the Corporation and certain purchasers) is not declared effective by the Securities and Exchange Commission by the one hundred and sixtieth (160th) day anniversary of the Original Issue Date.

    (b) Redemption by Holder. Upon the occurrence of a Redemption Event, each holder of the Series E Preferred Stock shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined below) to the Corporation to require the Corporation to purchase for cash an amount per share equal to the Redemption Price (as defined herein) any or all of the then outstanding shares of the Series E Preferred Stock held by such holder.

    (c) Redemption Price. The redemption price per share of the Series E Preferred Stock to be paid upon a redemption under this Section 6 shall be equal to $250 per share (the "Redemption Price"). The Redemption Price shall be adjusted proportionally in the event the Series E Preferred Stock is adjusted into a lesser number of shares or subdivided into a greater number of shares.

    (d) Redemption Notice. Notice of any redemption pursuant to this
        Section 6, shall be given by any holder of the Series E Preferred Stock by mailing notice (the "Redemption Notice"), via registered or certified mail, postage prepaid, or by hand delivery to the Corporation (at the close of business on the business day next preceding the day on which the Redemption Notice is given), not less than 5 days prior to the date of such redemption and the Redemption Notice shall state the time and place fixed for such redemption.

    (e) Surrender of Certificates. Upon surrender of a certificate or certificates representing shares to be redeemed pursuant to this
        Section 6, the Corporation shall remit an amount equal to the product of (i) the Redemption Price, times (ii) the number of shares of the Series E Preferred Stock to be redeemed.

    (f) Cancellation of Redeemed Shares. Any shares of the Series E Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation shall, after such redemption or repurchase, be canceled by the Corporation, but shall be available for reissuance at a subsequent date.

    (g) Accounting Treatment of Series E Preferred Stock. In the event that the Corporation is required to account for the Series E Preferred Stock as anything other than equity as a result of this Section 6, this Section 6 shall be of no force and effect.

   7. Protective Provisions.

   The Corporation shall not, without first obtaining the approval of holders of two-thirds of the outstanding Series E Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series E Preferred Stock; (c) create any Senior Securities; (d) create any Parity Securities; (e) increase the authorized number of shares of Series E Preferred Stock; (f) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; (g) increase or decrease the number of members on the Board from seven (7); or (h) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any such taxation as a result of said Section or comparable provisions). The Corporation shall not issue additional shares of Series E Preferred

Stock except to effect the purchase and sale to the holders thereof in accordance with the Securities Purchase Agreements and as contemplated by this Certificate of Designation.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 5th day of June, 2001.

                                          SAFLINK CORPORATION

                                                   /s/ Jeffrey P. Anthony
                                          By: _________________________________
                                          Name: Jeffrey P. Anthony
                                          Title: CEO / President

ATTEST:

    /s/ James W. Shepperd
By: _________________________
Name: James W. Shepperd
Title: Chief Financial Officer

                                                                       EXHIBIT D

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              SAFLINK CORPORATION

   SAFLINK Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("SAFLINK"), DOES HEREBY CERTIFY:

   FIRST: That the board of directors of SAFLINK has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to SAFLINK's Certificate of Incorporation and declaring said amendment to be advisable.

   SECOND: That the stockholders of SAFLINK have duly approved said amendment by the required vote of such stockholders, adopted at an annual meeting of stockholders of the Company duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, by the affirmative vote of a majority of the shares of the issued and outstanding common stock entitled to vote in accordance with Section 242 of the General Corporation Law of the State of Delaware.

   THIRD: That, effective             , 2001 (the "Effective Date") all issued
and outstanding shares of common stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: every [seven (7) to ten (10)] shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding common stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than [seven (7) to ten (10)] shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by [seven (7) to ten (10)], does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be cancelled and such Fractional Share Holder shall in its stead be entitled to receive one (1) whole share of New Common Stock on the Effective Date.

   SAFLINK shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

   From and after the Effective Date, the term "New Common Stock" as used herein shall mean common stock as provided in the Certificate of Incorporation, as amended.

   IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to
be signed by its Interim President this       day of             , 2001.

                                          SAFLINK CORPORATION

                                          By: _________________________________
                                            Glenn L. Argenbright, Interim
                                            President

                                                                       EXHIBIT E

                      AMENDED CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                            SERIES E PREFERRED STOCK

                              SAFLINK CORPORATION

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

   SAFLINK Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") and the undersigned officers of the Corporation, do hereby certify that (i) the Corporation is authorized by its Certificate of Incorporation to issue 1,000,000 shares of Preferred Stock, $.01 par value per share, and pursuant thereto has determined to issue 40,000 shares of a series of Preferred Stock which shall be designated and known as "Series E Preferred Stock," and (ii) the following resolution was duly adopted by the members of the Board of Directors
of the Corporation on   , 2001:

   RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of the Preferred Stock of the Corporation, which series is hereby designated "Series E Preferred Stock" (referred to herein as "Series E Preferred Stock") consisting of 40,000 shares, par value $.01 per share, and hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the Series E Preferred Stock of the Corporation as follows:

   1. Voting Rights. The holders of Series E Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation, except as required by applicable law, provided the holders of a majority of interest of the Series E Preferred Stock shall be entitled to elect two members to the Corporation's Board of Directors.

   2. Dividend Provisions. The Series E Preferred Stock will bear no dividends.

   3. Liquidation Preference.

    (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series E Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution of Junior Securities but in parity with any distribution with any Parity Securities, an amount per share equal to $200 for each such share of Series E Preferred Stock (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock and Parity Securities shall be insufficient to permit payment in full of the Liquidation Preference, then the entire assets and funds of the Corporation shall be distributed among the holders of the Series E Preferred Stock and the holders of Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate(s) of designation of preferences.

   The term "Senior Securities" shall refer to any class or series of preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked senior (with the consent of the holders as provided in Section 7) to Series E Preferred Stock.

   The term "Parity Securities" shall refer to any class or series of preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked on parity with Series E Preferred Stock.

   The term "Junior Securities" shall refer to Common Stock , any class or series of preferred stock issued after the Original Issue Date or any security or right convertible into or entitling the holder to receive shares of Common Stock.

    (b) Upon the completion of the distribution required by subsection 3(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificates(s) of designation of preferences.

    (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this section.

   4. Conversion Rights. The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

    (a) Conversion.

      (i) Each outstanding share of Series E Preferred Stock may be converted upon the election of a holder thereof into shares of Common Stock of the Corporation at any time after the date of the issuance of such share. Each share of Series E Preferred Stock may be converted at the office of the Corporation, or any transfer agent for such stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference by the Conversion Price. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series E Preferred Stock (the "Conversion Price") shall be equal to $0.20 per share. The Conversion Price shall be subject to adjustment as hereinafter provided.

      (ii) Each share of Series E Preferred Stock outstanding on the third anniversary of June 5, 2001 (the "Original Issue Date") shall automatically be converted into the right to receive that number of shares of Common Stock which would otherwise have been issuable to the holder thereof if such holder had delivered the Conversion Notice (as hereinafter defined) and such date was the Conversion Date (as hereinafter defined). Thereafter, all shares of the Series E Preferred Stock shall cease to be outstanding and shall have the status of authorized but unissued shares of undesignated shares of Preferred Stock.

    (b) Reserved.

    (c) Mechanics of Conversion.

      (i) Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, on a date as soon as practicable thereafter but in no event more than three (3) business days after the Conversion Date (the "Delivery Period"), issue and deliver at such office to such holder of Series E Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series E Preferred Stock to be converted (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

      (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series E Preferred Stock shall not be deemed to have converted such Series E Preferred Stock until immediately prior to the closing of such sale of securities.

    (d) Adjustments to Conversion Price for Certain Diluting Issues.

      (i) Special Definitions. For purposes of this subsection (d), the following definitions apply:

              (1) "Options" shall mean rights, options (excluding options issued to officers, directors or employees of or consultants to the Corporation pursuant to any stock option plan as currently in existence and the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors), or warrants to subscribe for, purchase or otherwise acquire either Junior Securities or Convertible Securities.

              (2) "Convertible Securities" shall mean any evidence of
                  indebtedness, shares (other than Common Stock), any series of Preferred Stock (other than Series E Preferred Stock) or other securities convertible into or exchangeable for Junior Securities.

              (3) "Additional Shares of Common Stock" shall mean all shares of
                  Common Stock issued (or, pursuant to subsection (d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                  (A) upon conversion of shares of Series E Preferred Stock;

                  (B) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans, as currently in existence, or the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors;

                  (C) as a dividend or distribution on Series E Preferred
                      Stock; or

                  (D) for which adjustment of the Conversion Price is made
                      pursuant to subsection 4(d)(iv), 4(h) or 5(b) below.

      (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Series E Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series E Preferred Stock, in effect immediately prior to the date of such issue.

      (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case Additional Shares of Common Stock shall be deemed to have been issued:

              (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities;

              (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease in proportion to its effect on such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock);

              (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange.

              (4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

      (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue (a "Dilutive Issuance", and such Dilutive Issuance price being referred to as the "Dilutive Price") and (x) if the Dilutive Issuance occurs prior to the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to the Dilutive Price, or (y) if the Dilutive Issuance occurs on or after the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series E Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

      (v) Determination of Consideration. For purposes of this subsection
          (d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (1) Cash and Property. Such consideration shall:

                 (A) insofar as it consists of cash, be computed at the
                     aggregate amount of cash received by the Corporation excluding amounts paid for accrued interest or accrued dividends;

                 (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of receipt of such property, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock; and

                 (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock.

                 (D) with respect to (B) and (C), in the event that the Board and the holders of a majority in interest of the Series E Preferred Stock cannot reach a determination as to the computation of such consideration, then the Corporation shall promptly appoint its independent certified public accountants to make such determination as promptly as practical.

              (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                 (A) the total amount, if any, received or receivable by the
                     Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities by

                  (B) the maximum number of shares of Common Stock (as set
                      forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

    (e) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for Series E Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in any amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

    (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection (c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series E Preferred Stock immediately before the change.

    (g) Major Transactions.

      (i) If, in connection with a business acquisition or a series of business acquisitions, which acquisition or acquisitions would not constitute a change of control of the Corporation, occurring within any six (6) month period the Corporation shall issue capital stock representing in excess of forty percent (40%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), then each holder shall, at the option of each such holder, be entitled to receive consideration, in exchange for each share of Series E Preferred Stock held by it, in an amount equal to 125% of the Liquidation Preference of such shares of the Series E Preferred Stock in cash, and the Corporation shall make lawful provision therefor as a part of such transaction.

      (ii) No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of any transaction of a sort described in paragraph (i) above, but not prior to the public announcement of any such transaction, the Corporation shall deliver written notice ("Notice of Major Transaction") to each holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the

          Corporation's sending such notice by telecopy (provided that the Corporation sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which such holder would receive under clause (i) of this Section 4(g).

                Notwithstanding anything in this Section 4(g) which may be to the contrary, if following a transaction which triggers the applicability of paragraph (i), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each holder may, at its option in lieu of receiving the consideration set forth in paragraph (i) above, as applicable, retain its Series E Preferred Stock and such Series E Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

    (h) Adjustment to Conversion Price for Registration Failure. In the event the Corporation fails to cause a registration statement registering the offer and sale of Registrable Securities (as defined in the Registration Rights Agreement dated June 5, 2001 by and among the Corporation and certain purchasers of Series E Preferred Stock, as amended by the Modification Agreement dated
        July   , 2001 (the "Registration Rights Agreement")) to be declared effective on or prior to the Registration Deadline (as such term is defined in the Registration Rights Agreement) the Conversion Price in respect of any shares of Series E Preferred Stock held by an affected holder shall be reduced by 20% and for each month thereafter during the period beginning on and including the date of such Registration Failure through and including the date on which such Registration Failure is cured, the Conversion Price shall be reduced by 1.5% (pro rated for partial months).

    (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

    (j) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this
        Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series E Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series E Preferred Stock.

    (k) Notices of Record Date. In the event that the Corporation shall propose at any time; (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the

       Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series E Preferred Stock;

      (1) at least twenty (20) days prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

      (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

    (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

   5. Failure to Satisfy Conversions.

    (a) Conversion Default Payments. If, at any time, (x) a holder submits a Conversion Notice (or is deemed to submit such notice) and the Corporation fails for any reason to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount in cash equal to (i) one percent (1%) of the Liquidation Preference of the Series E Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Liquidation Preference of all outstanding Series E Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists. The payments to which a holder shall be entitled pursuant to this Section 5 are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be made no later than the fifth (5th) business day following written demand by a holder for payment therefor.

    (b) Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the third (3rd) day after the expiration of the Delivery Period with respect to a conversion of Series E Preferred Stock for any reason, then the Conversion Price in respect of any shares of Series E Preferred Stock held by the affected holder, in the case of a Conversion Default of the type described in clause (x) of Section 5(a), or by all holders, in the case of a Conversion Default of the type described in clause (y) of Section 5(a), shall thereafter be reduced by five percent (5%) per month (prorated for partial months) during the period beginning on, and including, such date of Conversion Default through and including the day on which such Conversion Default is cured.

   6. Protective Provisions.

   The Corporation shall not, without first obtaining the approval of holders of two-thirds of the outstanding Series E Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series E Preferred Stock; (c) create any Senior Securities; (d) create any Parity Securities; (e) increase the authorized number of shares of Series E Preferred Stock; (f) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; (g) increase or decrease the number of seats on the Board from seven (7); or (h) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any such taxation as a result of said Section or comparable provisions). The Corporation shall not issue additional shares of Series E Preferred Stock except to effect the purchase and sale to the holders thereof in accordance with the Securities Purchase Agreements and as contemplated by this Certificate of Designation.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly
executed this   th of     , 2001.

                                          SAFLINK CORPORATION

                                          By: _________________________________
                                          Name: Glenn L. Argenbright
                                          Title: Interim Chief Executive
                                          Officer

ATTEST:
By: _________________________________
Name: Steven P. Oyer
Title: Interim Chief Financial Officer

                                                                    COMMON STOCK
                              SAFLINK CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 24, 2001
         This Proxy Is Solicited On Behalf of the Board of Directors of
                              SAFLINK Corporation

  The undersigned hereby appoints Glenn L. Argenbright and Ann M. Alexander, each of them with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of common stock, $.01 par value per share (the "common stock"), of SAFLINK Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAFLINK to be held at 10:00 a.m., local time on September 24, 2001, and any adjournments or postponements thereof, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.
  Receipt of the Notice of Annual Meeting, the Proxy Statement and SAFLINK's 2000 Annual Report to Stockholders, including its Annual Report on Form 10-K, as amended, is hereby acknowledged.
  THE BOARD OF DIRECTORS OF SAFLINK CORPORATION RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND A VOTE "FOR" PROPOSALS 2, 3, 4, 5, 6 and 7 WHICH WERE PROPOSED BY THE BOARD OF DIRECTORS OF SAFLINK CORPORATION.
(1) Election of four directors for a one-year term:

   [_] VOTE FOR all listed Nominees   [_] WITHHOLD AUTHORITY
      except as indicated below           to vote for all nominees

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)
Nominees:    Glenn L. Argenbright    Frank M. Devine    Robert J. Rosenblatt
    Robert M. Smibert.
--------------------------------------------------------------------------------
(2) To approve the SAFLINK 2000 Stock Incentive Plan.
                 FOR [_]        AGAINST [_]         ABSTAIN [_]
(3) To approve the Financing.
                 FOR [_]        AGAINST [_]        ABSTAIN [_]
(4) To approve the Reverse Stock Split.
                 FOR [_]        AGAINST [_]        ABSTAIN [_]
(5) To approve the Jotter Note Conversion.
                 FOR [_]        AGAINST [_]        ABSTAIN [_]
(6) To approve the Amended Certificate of Designation.
                 FOR [_]        AGAINST [_]        ABSTAIN [_]
(7) To ratify KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.
                 FOR [_]        AGAINST [_]        ABSTAIN [_]
--------------------------------------------------------------------------------
                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.

                                                     --------------------------
                                                             Signature

                                                     --------------------------
                                                                Date

                                                     --------------------------
                                                             Signature

                                                     --------------------------
                                                                Date

                                                     Please date this card and
                                                     sign your name exactly as
                                                     it appears on this Proxy.
                                                     If he common stock
                                                     represented by this Proxy
                                                     is registered in the
                                                     names of two or more
                                                     persons, each should sign
                                                     this proxy. Persons
                                                     signing in a
                                                     representative or
                                                     fiduciary capacity and
                                                     corporate officers should
                                                     add their full titles as
                                                     such.

               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                                                        SERIES E PREFERRED STOCK

                                     PROXY

                              SAFLINK CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 24, 2001
         This Proxy Is Solicited On Behalf of the Board of Directors of
                              SAFLINK Corporation

  The undersigned hereby appoints Glenn L. Argenbright and Ann M. Alexander, each of them with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Series E Preferred Stock (the "Series E Preferred Stock"), of SAFLINK Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAFLINK to be held at 10:00 a.m., local time on September 24, 2001, and any adjournments or postponements thereof, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

  Receipt of the Notice of Annual Meeting, the Proxy Statement and SAFLINK's 2000 Annual Report to Stockholders, including its Annual Report on Form 10-K, as amended, is hereby acknowledged.

  THE BOARD OF DIRECTORS OF SAFLINK CORPORATION RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL WHICH WAS PROPOSED BY THE BOARD OF DIRECTORS OF SAFLINK CORPORATION.

(1) To approve the Amended Certificate of Designation.

                 FOR [_]        AGAINST [_]        ABSTAIN [_]

--------------------------------------------------------------------------------
                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.

                                                     --------------------------
                                                             Signature

                                                     --------------------------
                                                                Date

                                                     --------------------------
                                                             Signature

                                                     --------------------------
                                                                Date

                                                     Please date this card and
                                                     sign your name exactly as
                                                     it appears on this Proxy.
                                                     If the Series E preferred
                                                     stock represented by this
                                                     Proxy is registered in
                                                     the names of two or more
                                                     persons, each should sign
                                                     this proxy. Persons
                                                     signing in a
                                                     representative or
                                                     fiduciary capacity and
                                                     corporate officers should
                                                     add their full titles as
                                                     such.

               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.